As filed with the Securities and Exchange Commission on May 31, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Complete Production Services, Inc.*
(Exact name of registrant as specified in its charter)

Delaware	1389	72-1503959
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11700 Old Katy Road, Suite 300
Houston, Texas 77079
(281) 372-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph C. Winkler
Chief Executive Officer and President
11700 Old Katy Road, Suite 300
Houston, Texas 77079
(281) 372-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vinson & Elkins L.L.P.
First City Tower, Suite 2300
Houston, Texas 77002
(713) 758-2222
Attn: Scott N. Wulfe
Attn: Nicole E. Clark

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐
*Includes certain subsidiaries of Complete Production Services, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	per Note (1)	Offering Price(1)	Fee(2)
8.0% Notes due 2016	$650,000,000	100%	$650,000,000	$19,955
Guarantees of 8.0% Notes due 2016(3)	(4)	(4)	(4)	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(f)(2) of the rules and regulations under the Securities Act.
(2)	Calculated by multiplying the aggregate offering amount by 0.00003070.
(3)	See inside facing page for table of registrant guarantors.
(4)	No separate consideration will be received for the guarantees.
(5)	No further fee is payable pursuant to Rule 457(n) of the rules and regulations under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial
Exact Name of Additional Registrant as	Incorporation or	Classification	IRS Employee
Specified in its Charter	Organization	Code Number	Identification No.

Advanced Coiled Tubing, Inc.	Texas	1389	76-0200379
A&W Water Service, Inc.	Colorado	1389	84-0736559
Bell Supply I, L.P.	Texas	1389	N/A
Big Mac Tank Trucks, LLC	Delaware	1389	20-3704436
Big Mac Trucking Company, Inc.	Delaware	1389	20-3704404
BSI Holdings, LP	Texas	1389	48-1289915
BSI Holdings Management, LLC	Delaware	1389	48-1289910
CES Holdings LLC	Delaware	1389	N/A
CES Mid-Continent Hamm, Inc.	Delaware	1389	56-2484983
CES Rockies, Inc.	Delaware	1389	90-0155974
Complete Energy Services, LLC	Delaware	1389	34-2054142
Femco SWD, Inc.	Delaware	1389	20-5724338
Fugo Services, LLC	Delaware	1389	20-8695621
Greasewood, LLC	Wyoming	1389	N/A
Guard Drilling Mud Disposal, Inc.	Delaware	1389	57-1212570
Hamm & Phillips Service Company, Inc.	Delaware	1389	73-1719295
Hamm Management Co.	Delaware	1389	32-0127471
Hyland Enterprises, Inc.	Wyoming	1389	83-0237273
I.E. Miller Services GP, L.L.C.	Delaware	1389	55-0880093
I.E. Miller Services, LLC	Delaware	1389	54-2189134
I.E. Miller Services, L.P.	Texas	1389	55-0880108
I.E. Miller Services LP, L.L.C.	Delaware	1389	20-1561769
Integrated Production Services, LLC	Delaware	1389	34-2058998
LEED Tool Corporation	Colorado	1389	84-1135139
Loyd Jones Well Service, LLC	Delaware	1389	74-3184578
MGM Well Services, Inc.	Texas	1389	74-2226790
Monument Well Service Co.	Delaware	1389	84-0732068
Oil Tool Rentals, Co.	Delaware	1389	57-1212568
Parchman Energy Group, LLC	Delaware	1389	73-1726834
Parchman Energy Management GP LLC	Delaware	1389	N/A
Parchman Energy Partnership LP LLC	Delaware	1389	N/A
Parchman Operating Co., LP	Texas	1389	74-2132307
Price Pipeline Construction, Ltd.	Texas	1389	75-2936988
Pumpco Energy Services, L.P.	Texas	1389	61-1491272
Pumpco Services GP, L.L.C.	Delaware	1389	71-0987312
Pumpco Services LP, L.L.C.	Delaware	1389	71-0987313
Pumpco Services, Inc.	Delaware	1389	71-0987310
R&W Rental, Inc.	Delaware	1389	84-0976340
Red River Well Service, Ltd.	Texas	1389	N/A
Rigmovers, Co.	Delaware	1389	57-1212567
Roustabout Specialties, Inc.	Colorado	1389	84-1211242
Scientific Microsystems, Inc.	Texas	1389	76-0407550
Servicios Holdings I, Inc.	Delaware	1389	20-5556869
Servicios Holdings II, Inc.	Delaware	1389	20-5557850
Shale Tank Truck, LP	Texas	1389	N/A
Stride Well Service Company, Inc.	Delaware	1389	57-1212566
Sweetwater Produced Water Disposal, LLC	Wyoming	1389	N/A
T. & J. Energy, LLC	Delaware	1389	74-3184581
The Rosel Company	Texas	1389	75-1058405
Turner Energy Services, LLC	Delaware	1389	74-3184576
Turner Energy SWD, LLC	Delaware	1389	74-3184575
Valley C.T. Management, LC	Texas	1389	68-0496693

Certain subsidiary guarantor registrants above are disregarded entities for federal income tax purposes and do not have separate IRS employee identification numbers.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2007

PROSPECTUS

$650,000,000

Complete Production Services, Inc.

Offer to Exchange up to
$650,000,000 of 8.0% Senior Notes due 2016
that have been registered under the Securities Act of 1933
for
$650,000,000 of 8.0% Senior Notes due 2016
that have not been registered under the Securities Act of 1933

The Exchange Offer will expires at 5:00 pm, New York City time,
on          , 2007, unless we extend the date

Terms of the Exchange Offer

•	We are offering to exchange up to $650.0 million aggregate principal amount of registered 8.0% Senior Notes due 2016, which we refer to as the new notes, for any and all of our $650.0 million aggregate principal amount of unregistered 8.0% Senior Notes due 2016, which we will refer to as the old notes, that were issued on December 6, 2006. The new notes are being issued under the indenture pursuant to which we previously issued the old notes.

•	We will exchange all outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes.

•	The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes should not be a taxable transaction for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	The old notes are, and the new notes will be, guaranteed on a senior unsecured basis by all of our current domestic subsidiaries.

•	There is no established trading market for the new notes or the old notes.

•	We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through any quotation system.

This investment involves risks. Please read “Risk Factors” beginning on page 8 for a discussion of the risks that you should consider prior to tendering your outstanding old notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

The date of this prospectus is          , 2007.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to in this prospectus as the SEC. In making your decision to participate in the exchange offer, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you received any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document incorporated by reference, as the case may be.

i

FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus (other than information related to the exchange offer as discussed below), our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the securities Act, and Section 21E of the Exchange Act. The safe harbor for “forward-looking statements” provided in the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with the exchange offer in this prospectus. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this prospectus and other factors, most of which are beyond our control.

The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements.

Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations, estimates or projections include:

•	a decline in or substantial volatility of oil and gas prices, and any related changes in expenditures by our customers;

•	the effects of future acquisitions on our business;

•	changes in customer requirements in markets or industries we serve;

•	competition within our industry;

•	general economic and market conditions;

•	our access to current or future financing arrangements;

•	our ability to replace or add workers at economic rates;

•	environmental and other governmental regulations; and

•	the effects of severe weather on our services centers or equipment.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC that are incorporated by reference herein and in the section entitled “Risk Factors” included elsewhere in this prospectus. For additional information regarding risks and uncertainties, please read our other filings with the SEC under the Exchange Act and the Securities Act, including our annual report on Form 10-K for the fiscal year ended December 31, 2006 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to such reports available free of charge through our corporate web site at www.completeproduction.com as soon as reasonably practicable after we file any such report with the SEC. Our filings with the SEC also are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” herein important business and financial information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to update automatically and supersede this incorporated information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the completion of this exchange offer (excluding any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K). We also incorporate by reference any future filings made with the SEC under the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement (excluding any information furnished to the SEC pursuant to Item 2.02 of Item 7.01 on any current report on Form 8-K). Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have filed the following documents with the SEC which are incorporated into this prospectus by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the information incorporated by reference from our proxy statement, relating to our annual meeting of stockholders.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

•	Our Current Reports on Form 8-K as filed on February 2, 2007, February 16, 2007 (except for Item 2.02 and the related exhibit), February 22, 2007, March 26, 2007, April 26, 2007 (except for Item 2.02 and the related exhibit) and May 31, 2007, and our amended Current Report on Form 8-K/A as filed on January 19, 2007.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to: Complete Production Services, Inc., 11700 Old Katy Road, Suite 300, Houston, Texas 77079, Attention: Chief Financial Officer, telephone number: (281) 372-2300.

To obtain a timely delivery of any of the documents incorporated by reference in this prospectus, you should request the information no later than          , 2007.

iii

PROSPECTUS SUMMARY

This following summary highlights selected information from the prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new notes, as well as information regarding our business and financial data. Before making an investment decision, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that have been incorporated into this prospectus, for a more detailed description of our business. In this prospectus, “Complete,” “company,” “we,” “us” and “our” refer to Complete Production Services, Inc. and its subsidiaries, except as otherwise indicated or where the context otherwise requires. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars.

Our Company

Complete Production Services, Inc., formerly named Integrated Production Services, Inc., is a Delaware corporation formed on May 22, 2001. We provide specialized services and products focused on helping oil and gas companies develop hydrocarbon reserves, reduce costs and enhance production. We focus on basins within North America that we believe have attractive long-term potential for growth, and we deliver targeted, value-added services and products required by our customers within each specific basin. We believe our range of services and products positions us to meet many needs of our customers at the wellsite, from drilling and completion through production and eventual abandonment. We seek to differentiate ourselves from our competitors through our local leadership, our basin-level expertise and the innovative application of proprietary and other technologies. We deliver solutions to our customers that we believe lower their costs and increase their production in a safe and environmentally friendly manner. Virtually all our operations are located in basins within North America, where we manage our operations from regional field service facilities located throughout the U.S. Rocky Mountain region, Texas, Oklahoma, Louisiana, Arkansas, Kansas, western Canada and Mexico. We also have operations in Southeast Asia.

Our Business Strategy

Our goal is to build the leading oilfield services company focused on the completion and production phases in the life of an oil and gas well. We intend to capitalize on the emerging trends in the North American marketplace through the execution of a growth strategy that consists of the following components:

Expand and capitalize on local leadership and basin-level expertise.  A key component of our strategy is to build upon our base of strong local leadership and basin-level expertise. We have a significant presence in most of the key onshore continental U.S. and Canadian gas plays we believe have the potential for long-term growth. We intend to leverage our existing market presence, strong local leadership, expertise and customer relationships to expand our business within these gas plays. We also intend to replicate this approach in new regions by building and acquiring new businesses that have strong regional management with extensive local knowledge.

Develop and deploy technical and operational solutions.  We are focused on developing and deploying technical services, equipment and expertise that lower our customers’ costs.

Capitalize on organic and acquisition-related growth opportunities.  We believe there are numerous opportunities to sell new services and products to customers in our current geographic areas and to sell our current services and products to customers in new geographic areas. We have a proven track record of organic growth and successful acquisitions, and we intend to continue using capital investments and acquisitions to strategically expand our business.

Focus on execution and performance.  We have established and intend to develop further a culture of performance and accountability. Senior management spends a significant portion of its time ensuring that our customers receive the highest quality of service.

How You Can Contact Us

Our principal executive offices are located at 11700 Old Katy Road, Suite 300, Houston, Texas 77079 and our telephone number at that location is (281) 372-2300. Our corporate website address is www.completeproduction.com. Unless specifically incorporated by reference in this prospectus, the information contained in or accessible from our corporate website is not part of this prospectus.

The Exchange Offer

On December 6, 2006, we completed a private offering of $650 million in aggregate principal of the old notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our best efforts to complete the exchange offer. The following is a summary of the exchange offer.

Old Notes	8.0% Senior Notes due 2016, which were issued on December 6, 2006.

New Notes	8.0% Senior Notes due 2016. The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer	We are offering to exchange up to $650.0 million aggregate principal amount of our new notes that have been registered under the Securities Act for an equal amount of our outstanding old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreements.

The new notes will evidence the same debt as the old notes and will be issued under and be entitled to the benefits of the same indenture that governs the old notes. Holders of the old notes do not have any appraisal or dissenter rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their old notes accepted in the exchange offer will have no registration rights.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, unless we decide to extend it.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Unless you comply with the procedures described under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery,”

Procedures for Tendering Old Notes	you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

• tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer — Exchange Agent”; or

• tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo Bank, National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer — Procedures for Tendering — Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but

• the old notes are not immediately available,

• time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

• the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2007. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer — Withdrawal Rights.”

U.S. Federal Income Tax Considerations	The exchange of new notes for old notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption “Material U.S. Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption “The Exchange Offer — Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

• the new notes are being acquired in the ordinary course of business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the new notes issued to you in the exchange offer;

• you are not our affiliate; and

• you are not a broker-dealer tendering old notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any new notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer — Resales of New Notes” for more information regarding resales of the new notes.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register your old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read “The Exchange Offer — Consequences of Failure to Exchange Outstanding Securities” and “Description of the New Notes.”

Description of the New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged. Both the old notes and the new notes are governed by the same indenture.

The following is a summary of the terms of the new notes. It may not contain all the information that is important to you. For a more detailed description of the new notes, please read “Description of the New Notes.”

Issuer	Complete Production Services, Inc.

Securities Offered	$650.0 million aggregate principal amount of 8.0% Senior Notes due 2016. The new notes are being offered as additional debt securities under the indenture pursuant to which we previously issued the old notes.

Maturity Date	December 15, 2016.

Interest	Interest on the new notes will accrue at the rate of 8.0% per year and will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2007.

In addition, if:

• this registration statement is not declared effective on or prior to the 270th day after the original date of issuance of the old notes or if the exchange offer is not consummated on or prior to the 40th day after this registration statement becomes effective,

• we are obligated to file a shelf registration statement and we fail to do so on or prior to the 30th day after the obligation arises or the shelf registration statement is not declared effective on or prior to the 90th day after the date of filing, or

• if this registration statement or the shelf registration statement, as the case may be, is declared effective and such registration statement thereafter ceases to be effective or usable (subject to certain exceptions), we agree to pay additional interest in an amount equal to 0.50% per year of the principal amount of old notes for the first 90-day period immediately following a default event, increasing by an additional 0.50% per year with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.50% per year.

Subsidiary Guarantors	The new notes will initially be jointly and severally guaranteed on a senior unsecured basis by all our current domestic subsidiaries. If we cannot make payments on the new notes when they are due, the guarantor subsidiaries must make them instead.

Ranking	The new notes will be our senior unsecured obligations. The new notes will rank equally with all our existing senior indebtedness. The new notes will rank effectively junior to our secured debt to the extent of the collateral, including secured debt under our amended and restated revolving credit facility. On March 31, 2007, we had approximately $132.1 million of indebtedness outstanding under our revolving credit facility, excluding approximately $20.5 million in outstanding letters of credit and approximately an additional $197.4 million available for future borrowings under our amended and restated revolving credit facility.

Optional Redemption	On or after December 15, 2011, we may redeem some or all of the new notes at any time at the redemption prices listed in the section “Description of the New Notes” under the heading “Optional Redemption.” On or before December 15, 2009, we may redeem up to 35% of the aggregate principal amount of the new notes with the proceeds of certain equity offerings at the redemption price listed in the section “Description of the New Notes” under the heading “Optional Redemption.” Additionally, we may redeem some or all of the new notes prior to December 15, 2011 at a redemption price equal to 100% of the principal amount of the new notes plus a make-whole premium described in the section “Description of the New Notes” under the heading “Optional Redemption.”

Change of Control	If we experience a Change of Control (as defined in the “Description of the New Notes” under the heading “Certain Definitions”), we will be required to make an offer to repurchase the new notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Basic Covenants of Indenture	We will issue the new notes under the indenture, as supplemented, between us, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee. The indenture governing the new notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:

• borrow money;

• pay dividends or make other distributions on stock;

• purchase or redeem stock or subordinated indebtedness;

• make investments;

• create liens;

• enter into transactions with affiliates;

• sell assets; and

• merge with or into other companies or transfer all or substantially all our assets.

These limitations are subject to a number of important qualifications and exceptions. For more details, please read the section “Description of the New Notes” under the heading “Certain Covenants.”

Events of Default	If there is an event of default on the new notes, the principal amount of notes plus accrued and unpaid interest, if any, may be declared immediately due and payable in specified circumstances. Please read “Description of the New Notes — Events of Default and Remedies.”

Risk Factors

Investing in the new notes involves substantial risk. Please read “Risk Factors” beginning on page 8 for a discussion of certain factors you should consider in evaluating an investment in the new notes.

RISK FACTORS

You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in the prospectus (including the risks and other disclosure that are presented in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the three months ended March 31, 2007 or other documents filed by us with the SEC, which are incorporated by reference into this prospectus), before deciding to participate in the exchange offer.

Risks Related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes. Please read “The Exchange Offer — Procedures for Tendering” and “Description of the New Notes.”

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, please read “The Exchange Offer — Consequences of Failure to Exchange Outstanding Securities.”

You may find it difficult to sell your new notes.

Although the new notes will trade in The PORTALsm Market and will be registered under the Securities Act, the new notes will not be listed on any securities exchange. Because there is no public market for the new notes, you may not be able to resell them.

We cannot assure you that an active market will exist for the new notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of our new notes may be adversely affected. If a market for the new notes develops, they may trade at a discount from their initial offering price. The trading market for the notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	the financial performance or prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the new notes, if any, may be subject to similar volatility. Prospective investors in the new notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to Our Indebtedness and the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements including our amended and restated revolving credit facility and the indenture that governs the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our amended and restated revolving credit facility and the indenture that governs the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness” and “Description of the New Notes.”

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable;

•	the lenders under our amended and restated revolving credit facility could terminate their commitments to loan us money and foreclose against the assets securing their borrowings; and

•	we could be forced into bankruptcy or liquidation, which could result in the loss of your investment in the notes.

Covenants in our debt agreements restrict our business in many ways.

The indenture governing the notes contains various covenants that limit our ability and/or our restricted subsidiaries’ ability to, among other things:

•	incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

•	issue redeemable stock and certain preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase subordinated debt;

•	make loans and investments;

•	enter into agreements that restrict distributions from our subsidiaries;

•	sell assets and capital stock of our subsidiaries;

•	enter into certain transactions with affiliates;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person; and

•	enter into new lines of business.

In addition, our amended and restated revolving credit facility contains restrictive covenants and requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests.

A breach of any of these covenants could result in a default under our amended and restated revolving credit facility and/or the notes. Upon the occurrence of an event of default under our amended and restated revolving credit facility, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our amended and restated revolving credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our amended and restated revolving credit facility. If the lenders under our amended and restated revolving credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay indebtedness under our amended and restated revolving credit facility and our other indebtedness, including the notes. See “Description of Other Indebtedness.”

Our borrowings under our amended and restated revolving credit facility are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our amended and restated revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could render us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our amended and restated revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our amended and restated revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our amended and restated revolving credit facility to avoid being in default. If we breach our covenants under our amended and restated revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our amended and restated revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of the New Notes.”

The notes and the guarantees are effectively subordinated to all of our secured debt, and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes and the guarantees.

The notes are general senior unsecured obligations that rank equally in right of payment with all of our existing and future unsubordinated indebtedness. The notes are effectively subordinated to all our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing that indebtedness. As of March 31, 2007, we had approximately $20.5 million in outstanding letters of credit and approximately $132.1 million outstanding under our amended and restated revolving credit facility. Our amended and restated revolving credit facility is secured and provides for future borrowings of up to $350.0 million. All borrowings under the amended and restated revolving credit facility are secured by substantially all of our assets and rank effectively senior to the notes and the guarantees. In addition, the indenture governing the notes does, subject to some limitations, permit us to incur additional secured indebtedness, and the notes are effectively junior to any additional secured indebtedness we may incur.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness, including our amended and restated revolving credit facility, will be available to pay obligations on the notes only after all secured indebtedness, together with accrued interest, has been repaid in full from our assets. Our failure to comply with the terms of the amended and restated revolving credit facility would entitle those lenders to declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable. Such lenders could then seek to foreclose on substantially all of our assets that serve as collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the notes. Holders of the notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees of the notes have a similar ranking with respect to secured and unsecured senior indebtedness of the subsidiary guarantors as the notes do with respect to our secured and unsecured senior indebtedness, as well as with respect to any unsecured obligations expressly subordinated in right of payment to the guarantees.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our amended and restated revolving credit facility or other future senior indebtedness from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our amended and restated revolving credit facility. Our failure to repurchase the notes upon a change of control would cause a default under the indenture and a cross default under our amended and restated revolving credit facility. Our amended and restated revolving credit facility also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes. Any of our future debt agreements may contain similar provisions.

In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “Change of Control” under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture that would trigger our obligation to repurchase the notes. Therefore, if an event occurs that does not constitute a “Change of Control” as defined in the indenture, we will not be required to make an offer to repurchase the notes and the holder may be required to continue to hold the notes despite the event. See “Description of Other Indebtedness” and “Description of the New Notes — Offers to Purchase; Repurchase at the Option of the Noteholders — Change of Control Offer.”

We may incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiary guarantors may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiary guarantors from doing so. If we incur any additional indebtedness, including trade payables, that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds available to repay the notes. We have a $350.0 million revolving credit facility with approximately $197.4 million of undrawn availability as of March 31, 2007. All of those borrowings are secured by substantially all of our assets and rank effectively senior to the notes and the guarantees. If new debt is added to our current debt levels, the related risks that we and our subsidiary guarantors now face could intensify. The subsidiaries that guarantee the notes are also guarantors under our amended and restated revolving credit facility. See “Description of the New Notes” and “Description of Other Indebtedness.”

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems, although we expect that they will be eligible for trading in the PORTALsm Market. No party is obligated to make a market in the notes. Therefore, we cannot assure you as to the development or liquidity of any trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the old notes for the new notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell will be favorable.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The original issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) a subsidiary guarantor entered into the guarantee with the intent of hindering, delaying or defrauding its creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiary guarantors that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any subsidiary guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable subsidiary guarantor’s other debt or take other action detrimental to the holders of the notes.

As a holding company, our main source of cash is distributions from our subsidiaries.

We conduct operations primarily through our subsidiaries, and these subsidiaries directly own substantially all of our operating assets. Therefore, our operating cash flow and ability to meet our debt obligations, including the notes, will depend principally on the cash flow provided by our subsidiaries in the form of loans, dividends or other payments to us as an equity holder, service provider or lender. The ability of our subsidiaries to make such payments to us will depend on their earnings, tax considerations, legal restrictions and contractual restrictions imposed by their own indebtedness. Although the indenture for the notes limits the right of certain of our subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations are subject to a number of significant qualifications and exceptions. Please read “Description of the New Notes — Certain Covenants — Limitation on Dividends and Other Payment Restrictions Affecting the Subsidiaries.”

In addition, not all of our subsidiaries guarantee our obligation under the notes. Creditors of such subsidiaries (including trade creditors) generally are entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the notes are effectively subordinated to the prior payment of all of the debts (including trade payables) of our non-guarantor subsidiaries.

Risks Related to Our Business and Our Industry

Our business depends on the oil and gas industry and particularly on the level of activity for North American oil and gas. Our markets may be adversely affected by industry conditions that are beyond our control.

We depend on our customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and gas in North America. If these expenditures decline, our business may suffer. Our customers’ willingness to explore, develop and produce depends largely upon prevailing industry conditions that are influenced by numerous factors over which management has no control, such as:

•	the supply of and demand for oil and gas;

•	the level of prices, and expectations about future prices, of oil and gas;

•	the cost of exploring for, developing, producing and delivering oil and gas;

•	the expected rates of declining current production;

•	the discovery rates of new oil and gas reserves;

•	available pipeline and other transportation capacity;

•	weather conditions, including hurricanes that can affect oil and gas operations over a wide area;

•	domestic and worldwide economic conditions;

•	political instability in oil and gas producing countries;

•	technical advances affecting energy consumption;

•	the price and availability of alternative fuels;

•	the ability of oil and gas producers to raise equity capital and debt financing; and

•	merger and divestiture activity among oil and gas producers.

The level of activity in the North American oil and gas exploration and production industry is volatile. Expected trends in oil and gas production activities may not continue and demand for the services provided by us may not reflect the level of activity in the industry. Any prolonged substantial reduction in oil and gas prices would likely affect oil and gas production levels and therefore affect demand for the services we provide. A material decline in oil and gas prices or North American activity levels could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, a decrease in the development rate of oil and gas reserves in our market areas may also have an adverse impact on our business, even in an environment of stronger oil and gas prices.

Because the oil and gas industry is cyclical, our operating results may fluctuate.

Oil and gas prices are volatile. Until recently, these prices have generally been at historically high levels. Gas prices have recently declined substantially from historically high levels. Oil prices have also declined. The increase in prices over the last few years has caused oil and gas companies and drilling contractors to change their strategies and expenditure levels, which has benefited us. However, the recent decline in oil and gas prices may result in a decrease in the expenditure levels of oil and gas companies and drilling contractors which would in turn adversely affect us. We have experienced in the past, and may experience in the future, significant fluctuations in operating results as a result of the reactions of our customers to changes in oil and gas prices. We reported a loss in 2002, and our income from continuing operations in 2006 was $137.3 million compared to $50.9 million in 2005, $11.3 million in 2004 and $0.3 million in 2003.

Substantially all of the service and rental revenue we earn is based upon a charge for a relatively short period of time (an hour, a day, a week) for the actual period of time the service or rental is provided to our customer. By contracting services on a short-term basis, we are exposed to the risks of a rapid reduction in market price and utilization and volatility in our revenues. Product sales are recorded when the actual sale occurs, title or ownership passes to the customer and the product is shipped or delivered to the customer.

There is potential for excess capacity in our industry.

Because oil and gas prices and drilling activity have been at historically high levels, oilfield service companies have been acquiring new equipment to meet their customers’ increasing demand for services. If these levels of price and activity decrease, there is a potential for excess capacity in the oilfield service industry. This could result in an increased competitive environment for oilfield service companies, which could lead to lower prices and utilization for our services and could adversely affect our business.

We may be unable to employ a sufficient number of skilled and qualified workers.

The delivery of our services and products requires personnel with specialized skills and experience who can perform physically demanding work. As a result of the volatility of the oilfield service industry and the demanding nature of the work, workers may choose to pursue employment in fields that offer a more desirable work environment. Our ability to be productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers is high, and the supply is limited, particularly in the U.S. Rocky Mountain region, which is one of our key regions. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay, or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.

Our executive officers and certain key personnel are critical to our business and these officers and key personnel may not remain with us in the future.

Our future success depends upon the continued service of our executive officers and other key personnel. If we lose the services of one or more of our executive officers or key employees, our business, operating results and financial condition could be harmed.

Our operating history may not be sufficient for investors to evaluate our business and prospects.

We are a company with a short combined operating history. In addition, two of our combining companies, IPS and CES, have grown significantly over the last few years through acquisitions. This may make it more difficult for investors to evaluate our business and prospects and to forecast our future operating results. Our historical combined financial statements included in this prospectus are based on the separate businesses of IPS, CES and IEM for the periods prior to the Combination. As a result, the historical information may not give you an accurate indication of what our actual results would have been if the Combination had been completed at the beginning of the periods presented or of what our future results of operations are likely to be. Our future results will depend on our ability to efficiently manage our combined operations and execute our business strategy.

We participate in a capital intensive business. We may not be able to finance future growth of our operations or future acquisitions.

Historically, we have funded the growth of our operations and our acquisitions from bank debt, private placement of shares, our initial public offering in April 2006, the private placement of the old notes, as well as cash generated by our business. In the future, we may not be able to continue to obtain sufficient bank debt at competitive rates or complete equity and other debt financings. If we do not generate sufficient cash from our business to fund operations, our growth could be limited unless we are able to obtain additional capital through equity or debt financings. Our inability to grow as planned may reduce our chances of maintaining and improving profitability.

Our inability to control the inherent risks of acquiring and integrating businesses could adversely affect our operations.

Acquisitions have been, and our management believes acquisitions will continue to be, a key element of our business strategy. We may not be able to identify and acquire acceptable acquisition candidates on favorable terms in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to stockholders. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. Additional risks we will face include:

•	retaining and attracting key employees;

•	retaining and attracting new customers;

•	increased administrative burden;

•	developing our sales and marketing capabilities;

•	managing our growth effectively;

•	integrating operations;

•	operating a new line of business; and

•	increased logistical problems common to large, expansive operations.

If we fail to manage these risks successfully, our business could be harmed.

Our customer base is concentrated within the oil and gas production industry and loss of a significant customer could cause our revenue to decline substantially.

Our top five customers accounted for approximately 23% of our revenue for the years ended December 31, 2006 and 2005. Although none of our customers accounted for more than 10% of our revenue during the years ended December 31, 2006 and 2005, our top ten customers represented approximately 37% and 35% of our revenue for the years then ended, respectively. It is likely that we will continue to derive a significant portion of our revenue from a relatively small number of customers in the future. If a major customer decided not to continue to use our services, revenue would decline and our operating results and financial condition could be harmed.

Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

As of March 31, 2007, our long-term debt, including current maturities, was $787.1 million. Our level of indebtedness may adversely affect operations and limit our growth, and we may have difficulty making debt service payments on our indebtedness as such payments become due. Our level of indebtedness may affect our operations in several ways, including the following:

•	our level of debt increases our vulnerability to general adverse economic and industry conditions;

•	the covenants that are contained in the agreements that govern our indebtedness limit our ability to borrow funds, dispose of assets, pay dividends and make certain investments;

•	any failure to comply with the financial or other covenants of our debt could result in an event of default, which could result in some or all of our indebtedness becoming immediately due and payable; and

•	our level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes.

Our business depends upon our ability to obtain key raw materials and specialized equipment from suppliers.

Should our current suppliers be unable to provide the necessary raw materials or finished products (such as workover rigs or fluid-handling equipment) or otherwise fail to deliver the products timely and in the quantities required, any resulting delays in the provision of services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to provide services that meet the specific needs of oil and gas exploration and production companies at competitive prices.

The markets in which we operate are highly competitive and have relatively few barriers to entry. The principal competitive factors in our markets are product and service quality and availability, responsiveness, experience, technology, equipment quality, reputation for safety and price. We compete with large national and multi-national companies that have longer operating histories, greater financial, technical and other resources and greater name recognition than we do. Several of our competitors provide a broader array of services and have a stronger presence in more geographic markets. In addition, we compete with several smaller companies capable of competing effectively on a regional or local basis. Our competitors may be able to respond more quickly to new or emerging technologies and services and changes in customer requirements. Some contracts are awarded on a bid basis, which further increases competition based on price. As a result of competition, we may lose market share or be unable to maintain or increase prices for our present services or to acquire additional business opportunities, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our operations are subject to hazards inherent in the oil and gas industry.

Risks inherent to our industry, such as equipment defects, vehicle accidents, explosions and uncontrollable flows of gas or well fluids, can cause personal injury, loss of life, suspension of operations, damage to formations, damage to facilities, business interruption and damage to or destruction of property, equipment and the environment. These risks could expose us to substantial liability for personal injury, wrongful death, property damage, loss of oil and gas production, pollution and other environmental damages. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators. In particular, our customers may elect not to purchase our services if they view our safety record as unacceptable, which could cause us to lose customers and substantial revenues. In addition, these risks may be greater for us because we sometimes acquire companies that have not allocated significant resources and management focus to safety and have a poor safety record.

Our operations have experienced fatalities. Many of the claims filed against us arise from vehicle-related accidents that have in certain specific instances resulted in the loss of life or serious bodily injury. Our safety procedures may not always prevent such damages. Our insurance coverage may be inadequate to cover our liabilities. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by us or a claim at a time when we are not able to obtain liability insurance could have a material adverse effect on our ability to conduct normal business operations and on our financial condition, results of operations and cash flows. Although our senior management is committed to improving our overall safety record, they may not be successful in doing so.

If we become subject to product liability claims, it could be time-consuming and costly to defend.

Since our customers use our products or third party products that we sell through our supply stores, errors, defects or other performance problems could result in financial or other damages to us. Our customers could seek damages from us for losses associated with these errors, defects or other performance problems. If successful, these claims could have a material adverse effect on our business, operating results or financial condition. Our existing product liability insurance may not be enough to cover the full amount of any loss we might suffer. A product liability claim brought against us, even if unsuccessful, could be time-consuming and costly to defend and could harm our reputation.

We are subject to extensive and costly environmental laws and regulations that may require us to take actions that will adversely affect our results of operations.

Our business is significantly affected by stringent and complex foreign, federal, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to environmental protection. As part of our business, we handle, transport, and dispose of a variety of fluids and substances used or produced by our customers in connection with their oil and gas exploration and production activities. We also generate and dispose of hazardous waste. The generation, handling, transportation, and disposal of these fluids, substances, and waste are regulated by a number of laws, including the Resource Recovery and Conservation Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Safe Drinking Water Act; and analogous state laws. Failure to properly handle, transport, or dispose of these materials or otherwise conduct our operations in accordance with these and other environmental laws could expose us to liability for governmental penalties, cleanup costs associated with releases of such materials, damages to natural resources, and other damages, as well as potentially impair our ability to conduct our operations. We could be exposed to liability for cleanup costs, natural resource damages and other damages under these and other environmental laws as a result of our conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. Environmental laws and regulations have changed in the past, and they are likely to change in the future. If existing regulatory requirements or enforcement policies change, we may be required to make significant unanticipated capital and operating expenditures.

Any failure by us to comply with applicable environmental laws and regulations may result in governmental authorities taking actions against our business that could adversely impact our operations and financial condition, including the:

•	issuance of administrative, civil and criminal penalties;

•	denial or revocation of permits or other authorizations;

•	imposition of limitations on our operations; and

•	performance of site investigatory, remedial or other corrective actions.

The effect of environmental laws and regulations on our business is discussed in greater detail under “Business — Environmental Matters” included in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The nature of our industry subjects us to compliance with other regulatory laws.

Our business is significantly affected by state and federal laws and other regulations relating to the oil and gas industry in general, and more specifically with respect to health and safety, waste management and the manufacture, storage, handling and transportation of hazardous materials and by changes in and the level of enforcement of such laws. The failure to comply with these rules and regulations can result in substantial penalties, revocation of permits, corrective action orders and criminal prosecution. The regulatory burden on the oil and gas industry increases our cost of doing business and, consequently, affects our profitability. We may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. It is impossible for management to predict the cost or impact of such laws and regulations on our future operations.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. Our efforts to continue to develop and maintain internal controls may not be successful, and we may be unable to maintain adequate controls over our financial processes and reporting in the future, including compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002. We must comply with Section 404 for our fiscal year ending December 31, 2007. Any failure to develop or maintain effective controls, or difficulties encountered in our implementation or other effective improvement of our internal controls, could harm our operating results.

A terrorist attack or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and gas, potentially putting downward pressure on demand for our services and causing a reduction in our revenues. Oil and gas related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

Conservation measures and technological advances could reduce demand for oil and gas.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and gas. Management cannot predict the impact of the changing demand for oil and gas services and products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Fluctuations in currency exchange rates in Canada could adversely affect our business.

We have substantial operations in Canada. As a result, fluctuations in currency exchange rates in Canada could materially and adversely affect our business. For the year ended December 31, 2006, our Canadian operations represented approximately 7% of our revenue from continuing operations and 3% of our net income from continuing operations before taxes and minority interest, compared to approximately 9% of our revenue from continuing operations and 4% of our net income from continuing operations before taxes and minority interest for the year ended December 31, 2005. For the three-month period ended March 31, 2007, our Canadian operations represented approximately 7% of our revenue from continuing operations and 8% of our net income from continuing operations before taxes and minority interest.

We are susceptible to seasonal earnings volatility due to adverse weather conditions in Canada.

Our operations are directly affected by seasonal differences in weather in Canada. The level of activity in the Canadian oilfield services industry declines significantly in the second calendar quarter, when frost leaves the ground and many secondary roads are temporarily rendered incapable of supporting the weight of heavy equipment. The duration of this period is referred to as “spring breakup” and has a direct impact on our activity levels in Canada. The timing and duration of “spring breakup” depend on weather patterns but generally “spring breakup” occurs in April and May. Additionally, if an unseasonably warm winter prevents sufficient freezing, we may not be able to access wellsites and our operating results and financial condition may, therefore, be adversely affected. The demand for our services may also be affected by the severity of the Canadian winters. In addition, during excessively rainy periods, equipment moves may be delayed, thereby adversely affecting operating results. The volatility in weather and temperature in the Canadian oilfield can therefore create unpredictability in activity and utilization rates. As a result, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

Our operations in Mexico are subject to specific risks, including dependence on Petróleos Mexicanos (“PEMEX”) as the primary customer, exposure to fluctuation in the Mexican peso and workforce unionization.

Our business in Mexico is substantially all performed for PEMEX pursuant to multi-year contracts. These contracts are generally two years in duration and are subject to competitive bid for renewal. Any failure by us to renew our contracts could have a material adverse effect on our financial condition, results of operations and cash flows.

The PEMEX contracts provide that 70% to 80% of the value of our billings under the contracts is charged to PEMEX in U.S. dollars with the remainder billed in Mexican pesos. The portion billed in U.S. dollars to PEMEX is converted to pesos on the date of payment. Invoices are paid approximately 45 days after the invoice date. As such, we are exposed to fluctuations in the value of the peso. A material decrease in the value of the Mexican peso relative to the U.S. dollar could negatively impact our revenues, cash flows and net income.

Our operations in Mexico are party to a collective labor contract made effective as of October 2006 between Servicios Petrotec S.A. DE C.V., one of our subsidiaries, and Unión Sindical de Trabajadores de la Industria Metálica y Similares, the metal and similar industry workers labor union. We have not experienced work stoppages in the past but cannot guarantee that we will not experience work stoppages in the future. A prolonged work stoppage could negatively impact our revenues, cash flows and net income.

Our U.S. operations are adversely impacted by the hurricane season in the Gulf of Mexico, which generally occurs in the third calendar quarter.

Hurricanes and the threat of hurricanes during this period will often result in the shut-down of oil and gas operations in the Gulf of Mexico as well as land operations within the hurricane path. During a shut-down period, we are unable to access wellsites and our services are also shut down. This situation can therefore create unpredictability in activity and utilization rates, which can have a material adverse impact on our business, financial conditions, results of operations and cash flows.

When rig counts are low, our rig relocation customers may not have a need for our services.

Many of the major U.S. onshore drilling services contractors have significant capabilities to move their own drilling rigs and related oilfield equipment and to erect rigs. When regional rig counts are high, drilling services contractors exceed their own capabilities and contract for additional oilfield equipment hauling and rig erection capacity. Our rig relocation business activity is highly correlated to the rig count; however, the correlation varies over the rig count range. As rig count drops, some drilling services contractors reach a point where all of their oilfield equipment hauling and rig erection needs can be met by their own fleets. If one or more of our rig relocation customers reach this “tipping point,” our revenues attributable to rig relocation will decline much faster than the corresponding overall decline in the rig count. This non-linear relationship between our rig relocation business activity and the rig count in the areas in which we have rig relocation operations can increase significantly our earnings volatility with respect to rig relocation.

Increasing trucking regulations may increase our costs and negatively impact our results of operations.

Among the services we provide, we operate as a motor carrier and therefore are subject to regulation by the U.S. Department of Transportation and by various state agencies. These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations and regulatory safety. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment and product handling requirements. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes include increasingly stringent environmental regulations, changes in the hours of service regulations which govern the amount of time a driver may drive in any specific period, onboard black box recorder devices or limits on vehicle weight and size.

Interstate motor carrier operations are subject to safety requirements prescribed by the U.S. Department of Transportation. To a large degree, intrastate motor carrier operations are subject to state safety regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels, which may increase our costs or adversely impact the recruitment of drivers. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

We are self-insured for certain health care benefits for our employees.

On January 1, 2007, we began a self-insurance program to pay claims associated with the health care benefits provided to certain of our employees in the United States. Under this program, we continue to use the insurance company which provided our coverage in 2006 to administer the program, and we have purchased a stop-loss policy with this provider which will insure for individual claims which exceed a designated ceiling. Pursuant to this program, we accrue expense based upon expected claims, and make periodic claim payments to our administrator, which facilitates the payment of claims to the medical care providers. There is a risk that our actual claims incurred may exceed the projected claims, and we may incur more expense than expected for health insurance coverage. There is also a risk that we may not adequately accrue for claims that are incurred but not reported. Either of these events could have a material adverse effect on our financial position, results of operations or cash flows.

Risks Related to Our Relationship with SCF

L.E. Simmons, through SCF, may be able to control the outcome of stockholder voting and may exercise this voting power in a manner adverse to you.

SCF owns approximately 35% of our outstanding common stock. L.E. Simmons is the sole owner of L.E. Simmons and Associates, Incorporated, the ultimate general partner of SCF. Accordingly, Mr. Simmons, through his ownership of the ultimate general partner of SCF, may be in a position to control the outcome of matters requiring a stockholder vote, including the election of directors, adoption of amendments to our certificate of incorporation or bylaws or approval of transactions involving a change of control. The interests of Mr. Simmons may differ from yours, and SCF may vote its common stock in a manner that may adversely affect you.

One of our directors may have conflicts of interest because he is affiliated with SCF. The resolution of these conflicts of interest may not be in our or your best interests.

One of our directors, Andrew L. Waite, is a current officer of L.E. Simmons and Associates, Incorporated, the ultimate general partner of SCF. This may create conflicts of interest because this director has responsibilities to SCF and its owners. His duties as an officer of L.E. Simmons and Associates, Incorporated may conflict with his duties as a director of our company regarding business dealings between SCF and us and other matters. The resolution of these conflicts may not always be in our or your best interests.

We have renounced any interest in specified business opportunities, and SCF and its director nominees on our board of directors generally have no obligation to offer us those opportunities.

SCF has investments in other oilfield service companies that may compete with us, and SCF and its affiliates, other than our company, may invest in other such companies in the future. We refer to SCF and its other affiliates and its portfolio companies as the SCF group. Our certificate of incorporation provides that, so long as we have a director or officer that is affiliated with SCF (an “SCF Nominee”), we renounce any interest or expectancy in any business opportunity in which any member of the SCF group participates or desires or seeks to participate in and that involves any aspect of the energy equipment or services business or industry, other than (i) any business opportunity that is brought to the attention of an SCF Nominee solely in such person’s capacity as a director or officer of our company and with respect to which no other member of the SCF group independently receives notice or otherwise identifies such opportunity and (ii) any business opportunity that is identified by the SCF group solely through the disclosure of information by or on behalf of our company. We are not prohibited from pursuing any business opportunity with respect to which we have renounced any interest.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earning to fixed charges for the periods shown:

	Year Ended December 31,									Three Months Ended
	2006		2005		2004		2003		2002	March 31, 2007

RATIO OF EARNINGS TO FIXED CHARGES	5.81	x	4.34	x	3.69	x	1.36	x	NM	5.63x

For purposes of computing the ratio of earnings to fixed charges, earnings is defined as pre-tax income plus fixed charges. Fixed charges consist of interest expense; amortization and deferred financing costs; and the portion of lease rental expense representative of the interest factor attributable to such leases. For the year ended December 31, 2002, the ratio of earnings to fixed charges was not meaningful (“NM”) as we recorded a loss for the period.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private placement of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

The net proceeds from the offering of the sale of the old notes in the initial private placement were approximately $636.6 million after deducting initial purchaser discounts, fees and expenses. The net proceeds to us from the sale of the old notes was used as follows:

•	approximately $415.8 million to repay outstanding indebtedness under our term loan;

•	approximately $30.3 million to repay outstanding indebtedness assumed in connection with the Pumpco acquisition; and

•	approximately $190.5 million to repay outstanding indebtedness under our revolving credit facility.

DESCRIPTION OF OTHER INDEBTEDNESS

At the time of the offering of the sale of the old notes, we amended and restated our previously existing senior secured credit facility (as amended and restated, the “Credit Agreement”) with Wells Fargo Bank, National Association, as U.S. Administrative Agent, and certain other financial institutions. The Credit Agreement provides for a $310 million U.S. revolving credit facility that will mature in 2011 and a $40 million Canadian revolving credit facility (with Integrated Production Services Ltd., one of our subsidiaries, as the borrower thereof) that will mature in 2011. In addition, certain portions of the credit facilities are available to be borrowed in U.S. Dollars, Canadian Dollars, Pounds Sterling, Euros and other currencies approved by the lenders.

Subject to certain limitations, we have the ability to elect how interest under the Credit Agreement will be computed. Interest under the Credit Agreement may be determined by reference to (1) the London Interbank Offered Rate, or LIBOR, for the applicable currency, plus an applicable margin between 0.75% and 1.75% per annum (with the applicable margin depending upon our ratio of total debt to EBITDA (as defined below)), or (2) the Base Rate (i.e., the higher of the Canadian bank’s prime rate or the CDOR rate plus 1.0%, in the case of Canadian loans or the greater of the prime rate and the federal funds rate plus 0.5%, in the case of U.S. loans), plus an applicable margin between 0.00% and 0.75% per annum. If an event of default exists under the Credit Agreement, advances will bear interest at the then-applicable rate plus 2%. Interest is payable quarterly for base rate loans and at the end of applicable interest periods for LIBOR loans, except that if the interest period for a LIBOR loan is six months, interest will be paid at the end of each three-month period.

The Credit Agreement also contains various covenants that limit our and our subsidiaries’ ability to:

•	grant certain liens;

•	make certain loans and investments;

•	make capital expenditures;

•	make distributions;

•	make acquisitions;

•	enter into hedging transactions;

•	merge or consolidate; or

•	engage in certain asset dispositions.

Additionally, the Credit Agreement limits our and our subsidiaries’ ability to incur additional indebtedness if (1) we are not in pro forma compliance with all terms under the Credit Agreement, (2) certain covenants of the additional indebtedness are more onerous than the covenants set forth in the Credit Agreement or (3) the additional indebtedness provides for amortization, mandatory prepayment or repurchases of senior unsecured or subordinated debt during the duration of the Credit Agreement with certain exceptions. The Credit Agreement also limits additional secured debt to 10% of our consolidated net worth (i.e., the excess of our assets over the sum of our liabilities plus the minority interests).

The Credit Agreement contains covenants which, among other things, require us and our subsidiaries, on a consolidated basis, to maintain specified ratios or conditions as follows (with such ratios tested at the end of each fiscal quarter):

•	total debt to EBITDA (generally, consolidated net income plus interest expense, taxes, depreciation, amortization and other non-cash charges) of not more than 3.0 to 1.0; and

•	EBITDA to total interest expense of not less than 3.0 to 1.0.

As of March 31, 2007, we had approximately $20.5 million in outstanding letters of credit and approximately $132.1 million outstanding under our amended and restated revolving credit facility. Future borrowings under the Credit Agreement are available for working capital and general corporate purposes. The revolving facilities may be drawn on and repaid without restriction so long as we are in compliance with the terms of the Credit Agreement, including certain financial covenants.

Under the Credit Agreement, we are permitted to prepay our borrowings.

All of the obligations under the U.S. portion of the Credit Agreement are secured by first priority liens on substantially all of the assets of our U.S. subsidiaries as well as a pledge of approximately 66% of the stock of our first-tier foreign subsidiaries. Additionally, all of the obligations under the U.S. portion of the Credit Agreement are guaranteed by substantially all of our U.S. subsidiaries. All of the obligations under the Canadian portions of the Credit Agreement are secured by first priority liens on substantially all of the assets of our subsidiaries. Additionally, all of the obligations under the Canadian portions of the Credit Agreement are guaranteed by us as well as certain of our subsidiaries.

If an event of default exists under the Credit Agreement, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and exercise other rights and remedies. While an event of default is continuing, advances will bear interest at the then-applicable rate plus 2%. Each of the following is an event of default:

•	failure to pay any principal when due or any interest, fees or other amount within certain grace periods;

•	breach of representations in the Credit Agreement or other loan documents;

•	failure to perform or otherwise comply with the covenants in the Credit Agreement or other loan documents, subject, in certain instances, to certain grace periods;

•	default by us and any of our subsidiaries on the payment of any other indebtedness in excess of $10.0 million in the aggregate, any other event or condition shall occur or exist with respect to such indebtedness beyond the applicable grace period if the effect of such event or condition is to permit or cause the acceleration of the indebtedness, or such indebtedness shall be declared due and payable prior to its scheduled maturity;

•	bankruptcy or insolvency events involving us or our subsidiaries;

•	the entry of one or more adverse judgments in excess of $10.0 million in the aggregate (excluding applicable insurance proceeds) against which enforcement proceedings are brought or that are not stayed pending appeal;

•	the occurrence of certain termination or withdrawal events with respect to an employee benefit plan that causes or could reasonably be expected to cause a liability exceeding $10.0 million; and

•	the occurrence of a change of control (as defined in the Credit Agreement).

For the years ended December 31, 2006, 2005 and 2004, our weighted average interest rates on outstanding bank borrowings were approximately 7.5%, 6.7% and 6.0% , respectively.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold $650.0 million in aggregate principal amount at maturity of the old notes, which was completed on December 6, 2006. The old notes were sold to the initial purchasers who in turn resold the notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act or offshore investors pursuant to Regulation S of the Securities Act.

In connection with the offering of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. We are making the exchange offer to fulfill our contractual obligations under the agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the new notes in exchange for old notes. The terms of the new notes are identical in all material respects to those of the old notes, except that the new notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the New Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, referred to as DTC, who desires to deliver such old notes by book-entry transfer at DTC.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with the advisers, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes;

•	you do not have and to your knowledge, no one receiving new notes from you has, any arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not a broker-dealer tendering old notes acquired directly from us for your own account or if you are a broker-dealer, you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes; and

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $650.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes except that:

•	the new notes being issued in the exchange offer will have been registered under the Securities Act;

•	the new notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the new notes being issued in the exchange offer will not contain the registration rights contained in the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on          , 2007. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “— Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our sole reasonable discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to Wells Fargo Bank, National Association, the exchange agent, at the address listed below under the caption “— Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

•	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time; or

•	deliver a timely confirmation of the book-entry transfer of the old notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the new notes are being acquired in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole reasonable discretion or by the exchange agent, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any old notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of new notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “— Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•	prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1. stating the name and address of the holder of old notes and the amount of old notes tendered,

2. stating that the tender is being made, and

3. guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine in our sole reasonable discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the new notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered old note. As a result, registered holders of new notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from December 6, 2006. Old notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of new notes for old notes will be made only after timely receipt by the exchange agent of:

•	certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message;

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

The new notes will bear interest from the most recent date to which interest has been paid on the old notes for which they were exchanged. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tender of old notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “— Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•	other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. New notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “— Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate an exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•	there shall occur a change in the current interpretation by the staff of the SEC which permits the new notes issued pursuant to such exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•	trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•	an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of such exchange offer; or

•	any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with such exchange offer and/or with such acceptance for exchange or with such exchange.

If any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of such exchange offer in any respect. Please read “— Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered old notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered old notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our sole reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holder’s business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act; and

•	the holders are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above four requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of new notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offer.

In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the new notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of new notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association

By Facsimile for Eligible Institutions:	By Mail/Overnight Delivery/Hand: Wells Fargo Bank, NA Corporate Trust Services
(214) 777-4086	1445 Ross Avenue — 2nd Floor	Confirm by Telephone:
Attention: Patrick T. Giordano	Attention: Patrick T. Giordano	(214) 740-1573

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure of Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the new notes issued in the exchange offer, any old notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NEW NOTES

We will issue the new notes, and the old notes were issued, under an indenture, dated as of December 6, 2006 (the “Indenture”), by and among us, the Guarantors and Wells Fargo Bank, National Association, as trustee. References to the “notes” in this “Description of New Notes” include both the old notes and the new notes. The Indenture is governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act. Subject to our compliance with the covenant described under the caption “— Certain Covenants — Limitation on Additional Indebtedness,” we are permitted to issue additional notes under the Indenture in an unlimited principal amount. The old notes, new notes and any such additional notes will be treated as a single class of securities under the Indenture. The Indenture is a technical document with terms that have a defined meaning. The summary section refers to and includes some of those defined terms, which are capitalized, in order to summarize the Indenture more succinctly and precisely. Because this section is a summary, however, it does not describe all of the defined terms or features of the notes and the Indenture, some of which you may find relevant. For that reason, we urge you to read the Indenture, and the form of note attached as Exhibit A to the Indenture because they, not this description, define the rights of the noteholders. For purposes of the Description of New Notes, “we”, “us” and “our” means only Complete Production Services, Inc. and not our Subsidiaries.

Under a registration rights agreement by and among us, the Guarantors and the initial purchasers of the notes, we are required to effect the Exchange Offer described in this prospectus. For details regarding the Exchange Offer, please read “the Exchange Offer.” The interest rate on the notes is subject to increase if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. All references to interest on the notes shall include any such additional interest that may be payable. Whenever there is a reference in this description to the payment of interest by us at any time, such reference shall include the payment of any additional interest required to be paid at such time pursuant to the terms of the registration rights agreement. See “— Registration Rights.”

Brief Description of the Notes

The notes:

•	are our senior unsecured obligations;

•	rank senior in right of payment to all our subordinated Indebtedness;

•	rank equally in right of payment with all our other senior Indebtedness;

•	are effectively junior in right of payment to our existing and future secured Indebtedness to the extent of the value of the collateral securing that Indebtedness; and

•	are guaranteed by all of our existing and future domestic restricted subsidiaries.

Each guarantee of the notes:

•	is a senior unsecured obligation of the Guarantor;

•	ranks senior in right of payment to any subordinated Indebtedness of that Guarantor;

•	ranks equally in right of payment to any future Indebtedness of that Guarantor that is not by its terms expressly subordinated to the guarantee of the notes; and

•	is effectively junior in right of payment to the existing and future secured Indebtedness of that Guarantor to the extent of the value of the collateral securing that Indebtedness.

All of our existing subsidiaries initially will be “Restricted Subsidiaries” and bound by the covenants contained in the indenture. However, under certain circumstances, we are permitted to designate our Subsidiaries as “Unrestricted Subsidiaries,” which will not be subject to the restrictive covenants in the Indenture, and will not guarantee the notes.

Principal, Maturity and Interest

The notes will:

•	be issued in registered form, without coupons, in a minimum denomination of $2,000 and multiples of $1,000 thereof;

•	accrue interest at the annual rate of 8.0%, which interest will be computed on the basis of a 360-day year comprised of twelve 30-day months;

•	pay interest semi-annually in arrears on June 15 and December 15, commencing on June 15, 2007, to holders of record on the immediately preceding June 1 and December 1; and

•	mature on December 15, 2016.

We will pay principal and interest on the notes at our office or agency maintained for that purpose. At our option, we may make payments of interest by check mailed to the noteholders at their respective addresses as set forth in the register of notes. All payments with respect to global notes, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global notes. Until otherwise designated by us, the office of the trustee will be our office or agency maintained for payment purposes.

Subsidiary Guarantees

Each of our existing and future Domestic Subsidiaries, except future Domestic Subsidiaries that we designate as Unrestricted Subsidiaries at the time we create or acquire them, will jointly and severally guarantee, on a senior unsecured basis, our obligations under the notes. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to seek to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. In the event of a bankruptcy of a Guarantor, its ability to satisfy its obligations under the Guarantee is subject to certain risks. See “Risk Factors — Risks Related to Our Indebtedness and the Notes”.

In the event of a bankruptcy, liquidation or reorganization of any of our Subsidiaries that are not Guarantors, the Non Guarantor Subsidiaries will pay the holders of their Indebtedness, their trade creditors and their preferred stockholders, if any, before they will be able to distribute any of their assets to us. As such, the notes will be effectively subordinated to claims of creditors of Non-Guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our Subsidiaries that are Guarantors, such Subsidiaries will pay the holders of their secured Indebtedness, if any, before they will be able to distribute any of their assets to us and the rights under the Guarantors will generally rank equally with other unsecured obligations of the Guarantors. The Subsidiaries that will be initial Guarantors generated 88% of our consolidated revenues for the three-month period ended March 31, 2007 and held 85% of our consolidated total assets as of March 31, 2007.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than us or another Guarantor, unless:

•	immediately after giving effect to that transaction, no Default or Event of Default exists; and

•	either:

•	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Subsidiary Guarantee pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

•	such sale or other disposition complies with the “Asset Sales” provisions of the Indenture.

The Subsidiary Guarantee of a Guarantor will be released:

•	upon the sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) our Subsidiary, if the sale or other disposition complies with the “Asset Sales” provisions of the Indenture;

•	upon the sale or disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) our Subsidiary, if the sale complies with the “Asset Sales” provisions of the Indenture;

•	if we designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

•	if we effect a legal or covenant defeasance of the notes.

See “— Offers to Purchase — Asset Sales” and “— Certain Definitions — Unrestricted Subsidiary”.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the notes at our option prior to December 15, 2011.

On and after December 15, 2011 we have the right to redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the notes to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated in the table below:

Year	Percentage

2011	104.000%
2012	102.667%
2013	101.333%
2014 and thereafter	100.000%

We have the option to redeem the notes on or before December 15, 2009 following the completion by us of one or more Qualified Equity Offerings (as defined below). We have the option to use the net cash proceeds of such an offering to redeem the notes at 108.0% of their principal amount plus accrued and unpaid interest to the applicable redemption date; provided, however, that the redemption is completed within 90 days of the completion of the Qualified Equity Offering and at least 65% of the principal amount of the notes issued under the Indenture are outstanding immediately following the redemption. “Qualified Equity Offering” means any issuance and sale of our Qualified Equity Interests.

In addition, at any time prior to December 15, 2011, we may redeem the notes at our option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption.

Selection and Notice of Redemption:  If less than all the notes are to be redeemed at any time, the trustee will select the notes to be redeemed among the holders of notes pro rata, by lot or in accordance with a method which the trustee considers to be fair and appropriate. The trustee must choose in a manner that complies with any legal and stock exchange requirements. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. A notice of redemption may not be conditioned upon events specified in the notice. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of that note upon surrender and cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Mandatory Redemption; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

Offers to Purchase; Repurchase at the Option of the Noteholders

We may be required to offer to purchase the notes if there is a change in control of, or certain asset sales by, us.

Change of Control Offer:  Upon the occurrence of a Change of Control, each noteholder will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a change of control offer on the terms set forth in the Indenture. In a change of control offer, we will offer a change of control payment in cash equal to 101% of the aggregate principal amount of the notes or portion of notes validly tendered for payment, plus accrued and unpaid interest to the date of purchase.

Within 30 days following any Change of Control, we will mail a notice to each noteholder stating that, among other things, a change of control offer is being made, that all notes tendered will be accepted for payment and that any note not tendered will continue to accrue interest and we will identify the amount of the change of control payment and the change of control payment date for the notes. The notice will also include directions for noteholders who elect to have their notes purchased in the change of control offer.

Noteholders will be entitled to withdraw any election to have their notes purchased if the paying agent receives timely and proper notice of such withdrawal. The notice from us to noteholders will describe the requirements for the notice from the noteholders to the paying agent.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other relevant securities laws applicable to the repurchase of notes in connection with a Change of Control.

On the change of control payment date, we will, to the extent lawful, accept for payment notes or portions of notes tendered in accordance with the change of control offer; deposit an amount equal to the change of control payment for the notes with the paying agent in respect of all notes or portions of notes properly tendered; and deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate amount of the notes or portions of notes tendered to us.

The paying agent will promptly mail the change of control payment to each tendering noteholder. The trustee will promptly authenticate and mail to each noteholder a new note equal in principal amount to any unpurchased portion of the notes surrendered. However, each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

Our Credit Agreement provides that certain events that would constitute a Change of Control with respect to us constitute an event of default under the Credit Agreement. Any future Credit Facilities or other agreements relating to Indebtedness to which we become a party may contain similar restrictions. If a Change of Control occurs, and our lenders under our secured debt are entitled to demand the repayment of that debt, we may be unable to repay that debt and repurchase notes from holders entitled to require us to do so. However, our failure to comply with the foregoing requirement, after appropriate notice and lapse of time, would constitute an event of default under the Credit Agreement. See “Risk Factors — Risks Related to Our Indebtedness and the Notes.”

Asset Sales:  We and our Restricted Subsidiaries may complete an Asset Sale if we or a Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by us, of the assets sold or otherwise disposed of, and at least 75% of the consideration received by us or the Restricted Subsidiary is in the form of cash or cash equivalents. The fair market value of any assets or securities that are required to be valued by this provision in excess of $15.0 million will be determined by our Board of Directors. For purposes of determining the amount of cash received in an Asset Sale, the following will be deemed to be cash:

•	the amount of any liabilities on our or any Restricted Subsidiary’s balance sheet that are assumed by the transferee of the assets; and

•	the amount of any securities, notes or other obligations received by us or the Restricted Subsidiary from the transferee that is converted by us or the Restricted Subsidiary into cash within 60 days, to the extent of the cash received.

Furthermore, the 75% limitation will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than what the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

If we or any of our Restricted Subsidiaries receives Net Proceeds from one or more Asset Sales, then within 360 days, we or our Restricted Subsidiaries may apply the amount to:

•	permanently prepay or permanently repay or redeem, repurchase or retire any (1) of our or a Guarantor’s secured Indebtedness, or (2) Indebtedness of a Restricted Subsidiary that is not a Guarantor (in each case, with a permanent reduction of availability in the case of revolving Indebtedness); and/or

•	make an investment in capital assets used or useful in or other capital expenditures relating to a Permitted Business.

Any Net Proceeds that are not applied or invested in either of these ways will be considered “Excess Proceeds.”

Pending the final application of any Net Proceeds, we or any Restricted Subsidiary may temporarily reduce borrowings under our bank credit facilities, or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

If on the 361st day after an Asset Sale (or at our option, any earlier date), the aggregate amount of Excess Proceeds exceeds $25.0 million, we will make an offer to all noteholders to purchase for cash that amount of notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100% of the principal amount of the note plus accrued and unpaid interest to the date of purchase. We will follow the procedures set forth in the Indenture and we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws.

To the extent that the aggregate amount of notes tendered in response to our purchase offer is less than the Excess Proceeds, we or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of notes surrendered by the holders exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis. Notwithstanding the foregoing, if we make this purchase offer at any time when we have securities or other Indebtedness (other than intercompany Indebtedness) outstanding ranking equally in right of payment with the notes and the terms of those securities or other Indebtedness provide that a similar offer must be made with respect to those other securities or other Indebtedness, then our offer to purchase the notes will be made concurrently with the other offers, and such securities or other Indebtedness of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of such securities or other Indebtedness of each issue which their holders elect to have purchased. Upon completion of the offer to the noteholders, the amount of Excess Proceeds will be reset at zero.

Certain Covenants

The Indenture requires us to comply with a number of covenants, including those summarized below.

Limitation on Additional Indebtedness:  We and our Restricted Subsidiaries may only incur more Indebtedness under certain circumstances. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of, in each case, to “incur,” any Indebtedness, provided, however, that we and any Guarantor may incur Indebtedness if at the time of the incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio would be at least 2 to 1.

In addition to any Indebtedness that may be incurred as set forth above, we and our Restricted Subsidiaries may incur “Permitted Indebtedness.”

For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, we, in our sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later classify or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant, and (ii) at each such time, we will be entitled to divide, classify and reclassify an item of Indebtedness in more than one of the types of Indebtedness described above.

In addition, we will not permit any of our Unrestricted Subsidiaries to incur any Indebtedness, other than Non-Recourse Debt. If an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this covenant, we shall be in Default of this covenant).

Limitation on Restricted Payments:  We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment, which means, to:

•	declare or pay any dividend or any other distribution or payment on or with respect to our or any Restricted Subsidiaries’ Capital Stock (other than dividends or distributions payable solely in our Equity Interests, other than Disqualified Stock, and other than dividends paid to us or a Restricted Subsidiary);

•	purchase, redeem, defease or otherwise acquire or retire for value any of our or any Restricted Subsidiaries’ Capital Stock, other than any Capital Stock owned by us or a Restricted Subsidiary;

•	make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any Indebtedness subordinated in right of payment to the notes or the Subsidiary Guarantees, other than any such Indebtedness owned by us or a Wholly Owned Restricted Subsidiary; or

•	make any Investment, other than a Permitted Investment, which we refer to as a Restricted Investment,

unless, at the time of and after giving effect to the proposed Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Limitation on Additional Indebtedness”; and

(3) the aggregate amount of that Restricted Payment and all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the Indenture, excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the last paragraph of this covenant, is less than or equal to the sum, without duplication, of:

(a) 50% of our Consolidated Net Income for the period (taken as one accounting period) from October 1, 2006 to the end of our most recently ended fiscal quarter for which we have filed financial statements with the SEC (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of (i) the aggregate net cash proceeds received by us since the date of the Indenture as a contribution to our common equity capital or from the issue or sale (other than to a Subsidiary) of our or any of our Restricted Subsidiaries’ Equity Interests (other than Disqualified Stock), (ii) the amount by which Indebtedness of us or our Restricted Subsidiaries incurred since the date of the Indenture is reduced on our consolidated balance sheet as a result of the conversion or exchange (other than by a Subsidiary) after the date of the Indenture of our convertible or exchangeable Disqualified Stock or our convertible or exchangeable Indebtedness that has been converted into or exchanged for Equity Interests (other than Disqualified Stock) or (iii) the fair market value (as determined in good faith by our Board of Directors) of any assets or property received (including Capital Stock) by us after the date of the Indenture in exchange (other than from a Subsidiary) of our Capital Stock (other than Disqualified Stock), plus

(c) to the extent that any Restricted Investment that we or any of our Restricted Subsidiaries makes after the date of the Indenture is sold or otherwise liquidated or repaid, an amount equal to the lesser of (i) the amount of cash or the fair market value of the property or assets received with respect to any such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) to the extent that any Unrestricted Subsidiary designated as such after the date of the Indenture is redesignated a Restricted Subsidiary, an amount equal to the lesser of (i) the net book value of our Restricted Investment in the Unrestricted Subsidiary at the time the Unrestricted Subsidiary was designated as such and (ii) the fair market value of our Restricted Investment in the Unrestricted Subsidiary at the time of the redesignation.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant in excess of $10.0 million will be determined by our Board of Directors. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $20.0 million. Not later than the date of making any Restricted Payment in reliance on clause (3) above or clause (10) below, we will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Limitation on Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

The above provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as summarized above;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any of (a) our Indebtedness or any Indebtedness of any Guarantor that is subordinated to the notes or the Subsidiary Guarantees, or (b) our Equity Interests or any Equity Interests of any of our Restricted Subsidiaries, in either case in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to one of our Subsidiaries) of, our Equity Interests (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of our Indebtedness or Indebtedness of any Guarantor that is subordinated to the notes or the Subsidiary Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)(i) the payment of any dividend by any of our Restricted Subsidiaries to the holders of that Restricted Subsidiary’s Equity Interests on a pro rata basis so long as we or one of our Restricted Subsidiaries receives at least a pro rata share (and in like form) of the dividend or distribution in accordance with its Equity Interests of the relevant class; or (ii) the payment of any dividends on Capital Stock that is included in the definition of Indebtedness that was issued in compliance with the covenant under the caption “— Certain Covenants — Limitation on Additional Indebtedness”;

(5) the repurchase, redemption or other acquisition or retirement for value of any of our or any of our Restricted Subsidiaries’ Equity Interests held by any member of our or any of our Restricted Subsidiaries’ management pursuant to any management equity subscription agreement, stock option agreement or similar agreement, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period;

(6) upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of any required offer to repurchase the notes under the covenants described under “— Offers to Purchase; Repurchase at the Option of the Noteholders — Change of Control Offer” or “— Asset Sales” above (including the purchase of all notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to holders of notes relating to a Change of Control hereunder, we shall describe any offer to be made pursuant to this clause (6);

(7) the purchase by us of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or the payment of withholding taxes through the issuance of Equity Interests;

(9) the acquisition in open-market purchases of our common Equity Interests for matching contributions to our employee stock purchase and deferred compensation plans in the ordinary course of business and consistent with past practices; or

(10) other Restricted Payments in an aggregate amount since the date of the Indenture not to exceed $25.0 million;

provided that, with respect to clauses (4), (5), (6), (9) and (10) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

Limitation on Liens:  We will not, and will not permit any of our Restricted Subsidiaries to, incur any liens or other encumbrances (other than Permitted Liens) securing Indebtedness unless all payments due under the Indenture and the notes or the Subsidiary Guarantees, as applicable, are secured on an equal and ratable basis (or prior to any subordinated Indebtedness) with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a lien.

Limitation on Transactions with Affiliates:  We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, with, or for the benefit of any Affiliate (each, an “Affiliate Transaction”), unless:

•	the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

•	we deliver to the trustee:

•	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors; and

•	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to us or the Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

•	compensation or benefits paid to any employee or officer of us or a Restricted Subsidiary or any employment agreement or arrangement entered into by us or any of our Restricted Subsidiaries in the ordinary course of business;

•	transactions between or among us and/or our Restricted Subsidiaries;

•	transactions with a Person that is an Affiliate (other than an Unrestricted Subsidiary) of ours solely because we own an Equity Interest in or otherwise control such Person;

•	transactions pursuant to agreements in effect on the date of the Indenture, and amendments, extensions or replacements of such agreements (or amendments, extensions or replacements thereof) that are not materially less favorable to us and our Restricted Subsidiaries than the original agreement;

•	the provision of services similar to those provided to third parties in the ordinary course of business on terms that are no less favorable to us and our Restricted Subsidiaries than those that could have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person;

•	payment of reasonable directors fees and indemnities for our officers or directors;

•	sales of Equity Interests (other than Disqualified Stock) to Affiliates of ours; or

•	Restricted Payments or Permitted Investments that are permitted by the provisions described above under the caption “— Certain Covenants — Limitations on Restricted Payments”.

Limitation on Dividends and Other Payment Restrictions Affecting the Subsidiaries:  We will not, and will not permit any of our Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

•	pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock;

•	pay any Indebtedness owed to us or any other Restricted Subsidiary;

•	make loans or advances to, or any Investment in, us or any other Restricted Subsidiary:

•	transfer any of its properties or assets to us or any other Restricted Subsidiary; or

•	guarantee any Indebtedness of us or any other Restricted Subsidiary.

Collectively, these restrictions are called the “Payment Restrictions.” However, some encumbrances or restrictions are permissible, including those existing under or by reason of:

•	applicable law;

•	any agreement in effect at or entered into on the date of the Indenture and any extension, replacement or renewal thereof, including the Credit Facilities in effect on that date, or any agreement relating to any Indebtedness permitted under the Indenture; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, with respect to the Payment Restrictions than those set forth in the agreements governing either the Indenture or the Credit Facilities as in effect on the execution date of the Indenture (as determined in good faith by our Board of Directors);

•	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

•	restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case pursuant to contracts entered into in the ordinary course of business of us or our Restricted Subsidiaries;

•	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

•	Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “Certain Covenants — Limitation on Liens” that limit the right of us or any of our Restricted Subsidiaries to dispose of the assets subject to such Lien;

•	customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

•	customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

•	customary restrictions on the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements or other similar agreements that are customary in a Permitted Business and entered into in the ordinary course of business, but in each case only to the extent such encumbrance or restriction relates to the transfer of property, or encumbers or restricts the assets, subject to such agreement;

•	any agreement of a Person (or any of its Restricted Subsidiaries) acquired by us or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any Person, or the assets of a Person other than the Person so acquired and any agreement that extends or renews such restrictions; or

•	provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument.

Limitation on Sale and Leaseback Transactions:  We will not, and will not permit any of our Restricted Subsidiaries to, enter into any “Sale and Leaseback Transaction” with respect to their properties. The term “Sale and Leaseback Transaction” is defined in the Indenture and, generally, means any arrangement (other than between us and a wholly owned Restricted Subsidiary or between wholly owned Restricted Subsidiaries) whereby property has been or will be disposed of by a transferor to another entity with the intent of taking back a lease on the property pursuant to which the rental payments are calculated to amortize the purchase price of the property over its life.

We and our Restricted Subsidiaries may, however, enter into a Sale and Leaseback transaction with respect to property acquired or constructed after the execution date of the Indenture if:

(a) we or such Restricted Subsidiary could have (1) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback transaction pursuant to the covenant described above under the caption “— Certain Covenants — Limitation on Additional Indebtedness” and (2) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption “— Certain Covenants — Limitation on Liens,”

(b) the gross cash proceeds of such Sale and Leaseback transaction are at least equal to the fair market value of the property that is the subject of such Sale and Leaseback transaction, and

(c) the transfer of assets in such Sale and Leaseback transaction is permitted by, and we apply the proceeds of such transaction in compliance with, the covenant described above under the caption “— Offers to Purchase; Repurchase at the Option of the Noteholders — Asset Sales,” if applicable.

The fair market value of any assets that are required to be valued by this covenant in excess of $10.0 million will be determined by our Board of Directors.

Additional Subsidiary Guarantees:  On the date of the Indenture each of our Domestic Subsidiaries will execute a Subsidiary Guarantee. If we or any of our Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within ten business days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries; provided further, however, that if one of our Restricted Subsidiaries that is not a Guarantor guarantees any of our or a Guarantor’s Indebtedness, that Restricted Subsidiary will be required to provide us with a guarantee that ranks pari passu with (or, if that Indebtedness is subordinated Indebtedness, prior to) that Indebtedness.

Payments for Consent:  We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that agree to such consent, waiver or amendment in the same manner and in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Merger, Consolidation or Sale of Assets

The Indenture provides that we may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of us and our Restricted Subsidiaries, taken a whole, in one or more related transactions to, another entity unless:

(1) we are the surviving entity or the entity formed by or surviving the transaction, if other than us, or the entity to which the sale, assignment, transfer, lease, conveyance or other disposition was made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity formed by or surviving the transaction, if other than us, or the entity to which the sale, assignment, transfer, lease, conveyance or other disposition was made assumes all of our obligations under the notes and Indenture by means of a supplemental indenture in a form reasonably satisfactory to the trustee;

(3) immediately after the transaction no Default or Event of Default exists; and

(4) the entity formed by or surviving the transaction, if other than us, or the entity to which the sale, assignment, transfer, lease, conveyance or other disposition was made will at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio described in the Indenture covenant entitled “— Certain Covenants — Limitation on Additional Indebtedness”; provided that this clause (4) shall not apply with respect to a transaction between us and one or more Restricted Subsidiaries.

Line of Business

We and our Restricted Subsidiaries will not materially and substantially engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Restricted Subsidiaries, taken as a whole.

Reports to Noteholders

As long as we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then we shall file with the Trustee, and the Trustee shall provide noteholders, within 15 days after it files them with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt the foregoing is not intended to create any contractual obligation to file SEC reports.

As long as we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and the notes are “restricted securities” within the meaning of Rule 144 under the Securities Act, upon the request of a noteholder who is a “qualified institutional buyer” (as defined in Rule 144A) or any owner of a beneficial interest in a note who is a “qualified institutional buyer” (as defined in Rule 144A), we shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined herein) to such noteholder or Beneficial Owner or to a prospective purchaser of such note who is a “qualified institutional buyer” (as defined in Rule 144A) designed by such noteholder or Beneficial Owner who is a “qualified institutional buyer” (as defined in Rule 144A). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

So long as any of the notes are outstanding, in addition to the requirement to furnish Rule 144A Information as provided in the preceding paragraph, we shall furnish or cause to be furnished to noteholders and (upon the request thereof delivered to us or the Trustee) to any holder of an interest in any Global Note (i) annual consolidated financial statements prepared in accordance with GAAP (together with notes thereto and a report thereon by an independent accountant of established national reputation), such statements to be so furnished within 105 days after the end of the fiscal year covered thereby and (ii) unaudited consolidated financial statements for each of the first three fiscal quarters of each of our fiscal years and the corresponding quarter and year-to-year period of the prior year prepared in all material respects on a basis consistent with the annual financial statements furnished pursuant to clause (i) of this paragraph, such statements to be so furnished within 60 days after the end of each such quarter.

Currently, we are required to and do file quarterly and annual reports on Forms 10-Q and 10-K. If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operation of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries, if materially different.

We may satisfy our obligation to deliver any material pursuant to this covenant by making such information publicly available on our internet website.

Effectiveness of Covenants

The covenants described under “— Certain Covenants — Limitation on Restricted Payments,” “— Certain Covenants — Limitation on Additional Indebtedness,” “— Certain Covenants — Limitation on Transactions with Affiliates,” “— Certain Covenants — Line of Business,” “— Offers to Purchase; Repurchase at the Option of the Noteholders — Asset Sales,” clauses (a)(1), (b) and (c) under “— Certain Covenants — Limitation on Sale and Leaseback Transactions, “— Additional Subsidiary Guarantees” and “— Certain Covenants — Limitation on Dividends and Other Payment Restrictions Affecting the Subsidiaries,” and under clause (4) under “— Certain Covenants — Merger, Consolidation or Sale of Assets” (collectively, the “Suspended Provisions”) will no longer be in effect upon us attaining Investment Grade Status. If at any time our credit rating is downgraded from Investment Grade Status, then the Suspended Provisions will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until we subsequently attain Investment Grade Status (in which event the Suspended Provisions shall again no longer be in effect for such time that we maintain Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture with respect to the Suspended Provisions based on, and neither we nor any of our Subsidiaries shall bear any liability for, any actions taken or events occurring after we attain Investment Grade Status and before any reinstatement of such Suspended Provisions as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Provisions remained in effect during such period. There can be no assurance that the notes will ever achieve Investment Grade Status or that any such rating, if achieved, will be maintained.

Events of Default and Remedies

The Indenture describes in detail the occurrences that would constitute an “Event of Default.” Such occurrences include the following:

•	default in the payment of the principal of or premium, if any, on any note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

•	default in the payment of an installment of interest on any of the notes, when the same becomes due and payable, which default continues for a period of 30 days;

•	failure to perform or observe our obligations in the provision described under the caption “Offers to Purchase; Repurchase at the Option of the Noteholders” (other than a failure to repurchase the notes when due), or in the covenants described under “— Certain Covenants — Limitation on Additional Indebtedness,” “— Certain Covenants — Limitation on Restricted Payments,” and “— Certain Covenants — Merger, Consolidation or Sale of Assets,” and the default continues for a period of 30 days after written notice of the default requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by holders of 25% in aggregate principal amount of the applicable notes then outstanding;

•	failure to perform or observe any other term, covenant or agreement contained in the notes or the Indenture, other than a default specified in either of the three clauses above, and the default continues for a period of 60 days after written notice of the default requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by holders of 25% in aggregate principal amount of the applicable notes then outstanding;

•	default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which we or any Restricted Subsidiary then has outstanding Indebtedness, if the default:

•	is caused by a failure to pay principal, premium or interest with respect to Indebtedness within the applicable grace period, if any, provided in the Indebtedness, which, collectively, is a “Payment Default”, or

•	results in the acceleration of the Indebtedness prior to its stated maturity,

and, in each case, the principal amount of the Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, amounts to $25.0 million or more;

•	a final judgment or judgments, which is or are non-appealable and nonreviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against us, any Guarantor, or any Significant Subsidiary, provided such judgment or judgments requires or require the payment of money in excess of $25.0 million in the aggregate and is or are not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment;

•	except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us, any of our Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, has occurred.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% of principal amount of the notes then outstanding may declare all the notes to be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to limitations, holders of a majority in principal amount of then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from noteholders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the trustee determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of notes issued under the Indenture and then outstanding by notice to the trustee may waive any existing Default or Event of Default for all noteholders and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the notes. We are required to deliver to the trustee annually a statement regarding compliance with the Indenture. In addition, upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying the Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of us or any Guarantor, as such, shall have any liability for any of our or our Guarantors obligations under the notes, the Indenture, the Subsidiary Guarantees or any claim based on, in respect of, by reason of, these obligations. Each noteholder, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations and the obligations of the Guarantors discharged with respect to outstanding notes. This is known as “legal defeasance.” However, under legal defeasance we cannot discharge:

•	the rights of holders of outstanding notes to receive payments from the trust described below with respect to any principal, premium, and interest on the notes when the payments are due;

•	our obligations with respect to the notes concerning issuing temporary notes, registration of notes or mutilated, destroyed, lost or stolen notes;

•	our obligation to maintain an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

•	the legal defeasance and covenant defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture. This is called “covenant defeasance.” After our obligations have been released in this manner, any failure to comply with these obligations will not constitute a Default or Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, reorganization and insolvency, described in the Indenture and summarized in this prospectus under the caption “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the outstanding notes on the stated maturity date or on the applicable redemption date.

In addition, we will be required to deliver to the trustee an opinion of counsel stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance have been complied with, and confirming other matters. Furthermore, in the case of a legal defeasance, the opinion must confirm that we have received from, or there shall have been published by, the IRS a ruling, or since the date of the Indenture, there shall have been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred. In the case of covenant defeasance, the opinion must confirm that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

Finally, to exercise either legal defeasance or covenant defeasance, we must have delivered to the trustee an officers’ certificate stating that we did not make the deposit with the intent of preferring the holders of notes over our other creditors or with the intent of defeating, hindering, delaying or defrauding our other creditors.

In addition, we may not exercise either legal defeasance or covenant defeasance if such legal defeasance or covenant defeasance will result in a breach, violation or constitute a default under any material agreement or instrument, other than the Indenture, to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound.

All Subsidiary Guarantees will be released upon a legal or covenant defeasance.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

•	either:

•	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption.

•	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material debt instrument to which we are a party or by which we are bound;

•	we have paid or caused to be paid all sums payable by us under the Indenture; and

•	we have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

In general, the Indenture and the notes may be amended or supplemented, and any existing default or compliance with any provision of the Indenture or the notes may be waived, with the consent of the holders of at least a majority in principal amount of the notes then outstanding. This includes consents obtained in connection with a tender offer or exchange offer for notes. However, without the consent of each noteholder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting noteholder:

•	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to our obligation to repurchase the notes upon certain Asset Sales or a Change of Control;

•	reduce the rate of or change the time for payment of interest on any note;

•	waive a Default in the payment of principal or interest on the notes;

•	make any note payable in money other than that stated in the notes;

•	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal, premium, if any, or interest on the notes;

•	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

•	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any noteholder, we and the trustee may amend or supplement the Indenture or the notes to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated notes in addition to or in place of certificated notes;

•	provide for the assumption of our obligations to noteholders in the case of a merger or consolidation;

•	make any change that could provide any additional rights or benefits to the noteholders or that does not materially adversely affect the legal rights under the Indenture of any such holder;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	provide security for or add guaranties with respect to the notes; or

•	conform the Indenture or the notes to any provision of this “Description of Notes.”

The Trustee

Should the trustee become our creditor, the Indenture contains certain limitations on the trustee’s rights to obtain payment of claims or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue, or resign.

The holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an uncured Event of Default occurs, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless the noteholder offers to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Governing Law

The Indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Delivery And Form

The certificates representing the new notes will be issued in fully registered form without interest coupons. New notes will initially be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (collectively, the “Global Notes”) and will be deposited with the trustee as custodian for, and registered in the name of a nominee of, DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants.

Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Indirect access to the DTC system is available to organizations such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture and the note. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture and any other applicable procedures.

All payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the Guarantors, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants’ accounts on the applicable payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the applicable Global Note for notes in certificated form (“Certificated Notes”), which it will distribute to its participants.

We understand that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

Although DTC is expected to follow the foregoing procedures described in this section of the prospectus to facilitate transfers of interests in a Global Note among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the Guarantors, the trustee nor any paying agent will have any responsibility for the performance by DTC, or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes only if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or

(2) there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Notes for Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person; provided that for purposes of clause (8) of the definition of “Permitted Indebtedness” such Indebtedness was not incurred in contemplation of, or in connection with, such merger, asset acquisition or such Person becoming a Subsidiary, as the case may be.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” shall mean the power to direct management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall not include any Wholly-Owned Restricted Subsidiary.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

•	1.0% of the principal amount of the note, and

•	the excess of (1) the present value at such redemption date of (A) the redemption price of the note at December 15, 2011 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (B) all required interest payments due on the note during the period from such redemption date through December 15, 2011 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of the note.

“Asset Acquisition” means:

•	an Investment by us or any Restricted Subsidiary in any other Person pursuant to which the Person shall become a Restricted Subsidiary, or shall be merged with or into us or any Restricted Subsidiary;

•	the acquisition by us or any Restricted Subsidiary of the assets of any Person, other than a Restricted Subsidiary, which constitute all or substantially all of the assets of such Person; or

•	the acquisition by us or any Restricted Subsidiary of any division or line of business of any Person, other than a Restricted Subsidiary.

“Asset Sale” means:

•	the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory or equipment in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of our assets and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Offers to Purchase — Change of Control Offer” and/or the provisions described above under the caption “— Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

•	the issuance of Equity Interests in any of our Restricted Subsidiaries or the sale of Equity Interests in any of our Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

•	any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

•	a transfer of assets between or among us and our Restricted Subsidiaries;

•	the granting of any Liens permitted by the Indenture and any foreclosure thereof;

•	leases or licenses in the ordinary course of business;

•	sales or dispositions of assets in concurrent exchange for capital assets used or useful in a Permitted Business, provided such assets have a fair market value equal to or greater than the assets sold or disposed of (for the avoidance of doubt, the foregoing excludes a sale or disposition in connection with a Sale and Leaseback Transaction);

•	an issuance of Equity Interests by a Restricted Subsidiary to us or to another Restricted Subsidiary; and

•	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments.”

“Attributable Debt” means, with respect to any Sale and Leaseback Transactions not involving a Capital Lease, as of any date of determination, the total obligation, discounted to present value at the rate of interest implicit in the lease included in the transaction, of the lessee for rental payments during the remaining portion of the term of the lease, including extensions which are at the sole option of the lessor, of the lease included in the transaction. For purposes of this definition, the rental payments shall not include amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon the payment of a penalty, the rental obligation shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means:

•	with respect to a corporation, the board of directors or a duly authorized committee of the board of directors of the corporation;

•	with respect to a partnership, the board of directors or a duly authorized committee of the board of directors of the general partner of the partnership; and

•	with respect to any other person, the board or committee of such person serving a similar function.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock” means:

•	in the case of a corporation, corporate stock;

•	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

•	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

•	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means:

•	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the

“beneficial owner” (as defined in Rules 13d-3 and 14d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”) whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of us entitled to vote for members of the Board of Directors or equivalent governing body of us on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) other than a transaction involving a merger of the Company into a wholly-owned subsidiary of a Person if following such transaction the common stock of the Company outstanding immediately prior to such transaction is changed into or exchanged for, in addition to any other consideration, securities of such acquiring Person that represent immediately after such transactions at least a majority of the common stock of such Person; or

•	during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of us ceases to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to us and our Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

•	Consolidated Net Income;

•	Consolidated Non-cash Charges;

•	Consolidated Interest Expense; and

•	Consolidated Income Tax Expense.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to us and our Restricted Subsidiaries, the ratio of:

•	the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”); to

•	the aggregate amount of Consolidated Fixed Charges for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

•	the incurrence or repayment of any Indebtedness, other than revolving credit borrowings, of us or any of our Restricted Subsidiaries (and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

•	any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of us or one of our Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

•	Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio;

•	Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit, which is equal to revenues minus cost of goods sold, of the acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period, minus the pro forma expenses that would have been incurred by us and our Restricted Subsidiaries in the operation of the acquired business or asset during the period computed on the basis of personnel expenses for employees retained or to be retained by us and our Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by us and our Restricted Subsidiaries in the operation of our business at similarly situated facilities.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

•	interest on outstanding Indebtedness, other than Indebtedness referred to in the point below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

•	only actual interest payments associated with Indebtedness incurred in accordance with the fourth clause of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

•	if interest on any Indebtedness actually incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to us and our Restricted Subsidiaries for any period, the sum of, without duplication, (a) the amounts for such period of Consolidated Interest Expense and (b) the product of (i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Disqualified Stock or preferred stock of us and our Restricted Subsidiaries on a consolidated basis and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to us and our Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of us and our Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to us and our Restricted Subsidiaries, for any period, without duplication, the sum of:

•	the interest expense of us and our Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

•	any amortization of debt discount;

•	the net cost under Interest Rate Agreements;

•	the interest portion of any deferred payment obligation;

•	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

•	all accrued interest for all instruments evidencing Indebtedness; and

•	the interest component of Capital Leases;

in each case paid or accrued by us and our Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means the net income of us and our Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

•	net after-tax extraordinary gains or losses;

•	net after-tax gains or losses attributable to Asset Sales;

•	the net income or loss of any Person which is not a Restricted Subsidiary or which is accounted for by the equity method of accounting; provided that Consolidated Net Income shall include:

•	the net income of such Person to the extent of the amount of dividends or distributions actually paid to us or any Restricted Subsidiary; and

•	the net loss of such Person to the extent such loss has been funded with cash from us or a Restricted Subsidiary;

•	the net income or loss prior to the date of acquisition of any Person combined with us or any Restricted Subsidiary in a pooling of interests transaction;

•	the net income (but not loss) of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation;

•	the cumulative effect of any changes in accounting principles; and

•	non-cash charges relating to employee compensation expenses.

“Consolidated Non-Cash Charges” means, with respect to us and our Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other non-cash charges resulting from write-downs of non-current assets, in each case which reduces the Consolidated Net Income of us and our Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated on or about the Issue Date of the old notes, among us, Integrated Production Services Ltd., the agents and the other banks which are or become parties from time to time thereto, as it has been and may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or supplement facility entered into in the compliance with the Indenture.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loan, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than upon an optional redemption by us), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments.”

“Domestic Subsidiary” means any one of our Restricted Subsidiaries that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Foreign Restricted Subsidiary” means any of our Restricted Subsidiaries that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

“Guarantors” means each of:

•	the Domestic Subsidiaries; and

•	any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns.

“Indebtedness” means, as applied to any Person, without duplication:

•	any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit, or reimbursement agreements in respect thereof, which the Person has, directly or indirectly, created, incurred or assumed;

•	any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the Indebtedness; provided that the amount of the Indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time, as determined in good faith by the Person, of the property subject to the lien;

•	any indebtedness, whether or not for borrowed money, excluding trade payables and accrued expenses arising in the ordinary course of business, with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been incurred to finance the purchase price, or a portion thereof, in each case due more than 6 months in the future of any property or service or business acquired by the Person, whether by purchase, consolidation, merger or otherwise;

•	the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

•	all Attributable Debt of the Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;

•	any indebtedness of any other Person of the character referred to in the first five points of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a guaranty;

•	all Disqualified Stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

•	any preferred stock of any Restricted Subsidiary of the Person other than a Guarantor valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture and if the price is based upon, or measured by, the fair market value of the Disqualified Stock, the fair market value shall be determined in good faith by the Board of Directors of the issuer of the Disqualified Stock.

“Interest Rate Agreements” means, with respect to us and our Restricted Subsidiaries, the obligations of such Persons under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

“Investment” means, as applied to any Person:

•	any purchase or other acquisition by the Person of Indebtedness, Equity Interests or other securities of any other Person; or

•	any loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an “investment” on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any contribution by the Person of property or assets to a joint venture, partnership or other business entity in which the Person retains an interest, it being understood that a purchase or other acquisition by the Person of assets of any other Person, other than Indebtedness, Equity Interests or other securities, shall not constitute an “Investment” for purposes of the Indenture.

If we or any of our Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of our direct or indirect Restricted Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer our Subsidiary, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. The amount classified as Investments made during any period shall be the aggregate cost to us and our Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

“Investment Grade Status” shall occur when the notes receive a rating of “BBB-” or higher from S&P (or its equivalent under any successor rating categories of S&P) and a rating of “Baa3” or higher from Moody’s (or its equivalent under any successor rating categories of Moody’s) or, if either such entity ceases to rate the notes for reasons outside the normal control of us, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization”, as that term is used in Rule 15c3-1 under the Exchange Act, selected by us as a replacement agency.

“Issue Date” means the date of original issuance of the notes.

“Net Proceeds” means, with respect to any Asset Sale or sale of Capital Stock, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, net of:

•	brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

•	provisions for all taxes payable as a result of the Asset Sale;

•	amounts required to be paid to any Person, other than us or any Restricted Subsidiary, owning a beneficial interest in the assets subject to the Asset Sale;

•	appropriate amounts to be provided by us or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by us or any Restricted Subsidiary, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

•	amounts required to be applied to the repayment of Indebtedness secured by any lien on the asset or assets sold in the Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (b) constitutes the lender; and

(2) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of us or any of our Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) that is non-recourse to the stock or assets of us or any of our Restricted Subsidiaries.

“Permitted Business” means the lines of business conducted by us and our Restricted Subsidiaries on the execution date of the Indenture and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by our Board of Directors.

“Permitted Indebtedness” means any of the following:

(1) Indebtedness evidenced by the notes issued on the date of the Indenture and the incurrence by the Guarantors of the Subsidiary Guarantees of the notes;

(2) Indebtedness outstanding on the execution date of the Indenture (other than Indebtedness referred to in clause (1), (4) or (5);

(3) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness in respect of Capital Leases, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of us or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $30.0 million and (ii) 3.0% of our Consolidated Tangible Assets (determined as of the date of the most recent available quarterly or annual balance sheet after giving pro forma effect to such incurrence and the application of the proceeds therefrom and any Asset Sales since such date);

(4) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness and letters of credit under one or more Credit Facilities and guarantees thereof by the Restricted Subsidiaries; provided, however, that the aggregate principal amount of all Indebtedness incurred by us and our Restricted Subsidiaries pursuant to this clause (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) outstanding at any one time does not exceed the greater of (i) $350 million and (ii) 30.0% of our Consolidated Tangible Assets (determined as of the date of the most recent available quarterly or annual balance sheet after giving pro forma effect to such incurrence and the application of the proceeds therefrom and any Asset Sales since such date);

(5) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Restricted Subsidiaries; provided, however, that:

•	if we or a Guarantor is the obligor on such intercompany Indebtedness, such intercompany Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to, in our case, the notes, and, in the case of a Guarantor, the Subsidiary Guarantees; and

•	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or one of our Restricted Subsidiaries that is a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either us or one of our Restricted Subsidiaries that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(6) Indebtedness under Interest Rate Agreements;

(7) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (other than pursuant to clauses 4, 5, 9 and 10 of this definition); provided, however, that none of our Restricted Subsidiaries that is not a Guarantor may repay, refund, renew, replace, extend or refinance, in whole or in part, any Indebtedness previously incurred by us or any of our Restricted Subsidiaries that is a Guarantor;

(8) the incurrence of Acquired Indebtedness if, immediately after incurring such Indebtedness and after giving pro forma effect thereto, we would be permitted to incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitation on Additional Indebtedness” covenant; provided, however, that Acquired Indebtedness incurred pursuant to this clause (8) shall not exceed an aggregate principal amount of $20.0 million at any time outstanding;

(9) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of us or any of our Restricted Subsidiaries or in connection with judgments that do not result in a Default or Event of Default;

(10) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, which, when taken together with the principal amount (or accreted value, as applicable) of all other Indebtedness incurred pursuant to this clause, including all Permitted Refinancing Indebtedness incurred to repay, refund, renew, replace, extend or refinance any Indebtedness incurred pursuant to this clause, will not exceed $50.0 million; and

(11) the Guarantee by any Restricted Subsidiary of Indebtedness of us or any Restricted Subsidiary that was permitted to be incurred under the Indenture.

“Permitted Investments” means any of the following:

•	Investments made or owned by us or any Restricted Subsidiary in:

(A) marketable obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

(B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date a rating of at least “A” from either Standard & Poor’s Ratings Group and its successors (“S&P”) or Moody’s Investors Service, Inc. and its successors (“Moody’s”);

(C) commercial paper maturing no more than 365 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody’s;

(D) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada (“Permitted Banks”);

•	the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s; or

•	the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s;

(E) eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(F) bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

(G) obligations of the type described in clauses (A) through (F) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of us or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

(H) shares of money market mutual funds substantially all of the assets of which as at such date are Investments of the kinds described in clauses (A) — (I) of this definition; and

(I) auction rate investments having as at such date one of the two highest ratings obtainable from either S&P or Moody’s;

•	investments by us or any Restricted Subsidiary in (a) us or any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into us or any Restricted Subsidiary;

•	the making or ownership by us or any Restricted Subsidiary of Investments:

•	arising out of loans and advances to employees incurred in the ordinary course of business;

•	arising out of extensions of trade credit or advances to third parties in the ordinary course of business; and

•	acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

•	the creation or incurrence of liability by us or any Restricted Subsidiary, with respect to any guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

•	Investments with respect to any Interest Rate Agreements of us or any Restricted Subsidiary;

•	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to us or any Restricted Subsidiary or in satisfaction of judgments;

•	any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with the covenant described under “— Offers to Purchase; Repurchase at the Option of the Noteholders — Asset Sales”;

•	Permitted Joint Venture Investments made by us or any Restricted Subsidiaries, in an aggregate amount outstanding at any time that, when taken together with all other Investments made pursuant to this clause, does not exceed $20.0 million; and

•	Investments by us or any Restricted Subsidiary in other Investments, in an aggregate amount outstanding at any time that, when taken together with all other Investments made pursuant to this clause, does not exceed the greater of (a) $20.0 million or (b) 3.0% of Consolidated Tangible Assets (determined as of the date of the most recent available quarterly or annual balance sheet after giving effect to any Asset Sales since such date).

“Permitted Joint Venture Investment” means, with respect to an Investment by any specified Person, an Investment by such specified Person in any other Person engaged in a Permitted Business (a) over which the specified Person is responsible (either directly or through a services agreement) for day to day operations or otherwise has operational and managerial control of such other Person, or veto power over significant management decisions affecting such other Person and (b) of which at least 30% of the outstanding Equity Interests of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means any of the following:

(1) Liens securing Indebtedness under Credit Facilities incurred pursuant to the fourth clause of the definition of “Permitted Indebtedness”;

(2) Liens in favor of us and our Restricted Subsidiaries that are Guarantors;

(3) Liens on any property, asset or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens were not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and do not extend to any other property or asset owned by us or any of our Restricted Subsidiaries;

(4) Liens on any property or asset existing at the time of its acquisition by us or any Restricted Subsidiary, provided that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition and do not extend to any other property or asset;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred by us or a Restricted Subsidiary in the ordinary course of business;

(6) Liens securing obligations of us or any Restricted Subsidiary under Interest Rate Agreements;

(7) Liens existing on date of the Indenture provided that (a) the aggregate principal amount of the Indebtedness, if any, secured by such liens does not increase, and (b) such liens do not encumber any property other than the property subject thereto on the date of the Indenture;

(8) Liens securing Non-Recourse Debt;

(9) any interest or title of a lessor under an operating lease;

(10) Liens arising by reason of deposits necessary to obtain standby letters of credit constituting Indebtedness of us or of Restricted Subsidiaries in the ordinary course of business;

(11) Liens on real or personal property or assets of us or a Restricted Subsidiary thereof to secure Indebtedness (including in respect of Capital Leases, other in respect of Sale and Leaseback Transactions) incurred for the purpose of (a) financing all or any part of the purchase price (including by such Capital Leases) of such property or assets incurred prior to, at the time of, or within 180 days after, the acquisition of such property or assets or (b) financing all or any part of the cost of construction or improvement of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction or improvement of, such property or assets and such Liens shall not extend to any other property or assets of us or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds);

(12) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (3), (4), (7), (11), (12) and (13); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that are the security for a Permitted Lien hereunder;

(13) Liens securing Indebtedness in respect of Capital Leases in respect of Sale and Leaseback Transactions permitted by clause (3) of the definition of “Permitted Indebtedness”, provided that such Liens shall not extend to any property or assets other than the property or assets subject to such Capital Lease (and any associated accounts, contracts and insurance proceeds);

(14) Liens on assets of non-Guarantor Restricted Subsidiaries; and

(15) Liens not otherwise permitted by clauses (1) through (14) above securing Indebtedness of us or any Restricted Subsidiary not in excess of an aggregate of $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means Indebtedness incurred by us or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to, repay, refund, renew, replace, extend or refinance, in whole or in part, any Indebtedness of us or any Restricted Subsidiary (other than intercompany Indebtedness) incurred in compliance with or permitted by the Indenture, to the extent that:

•	the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced and the amount of a reasonably determined premium and other costs or expenses necessary to accomplish such refinancing;

•	with respect to the repayment, refunding, renewal, replacement, extension or refinancing of such Indebtedness, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the notes or the Subsidiary Guarantees, if applicable, than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced;

•	with respect to the repayment, refunding, renewal, replacement, extension or refinancing such Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and stated maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

•	the obligor of the Permitted Refinancing Indebtedness does not include any Person (other than us or any Guarantor) that is not an obligor of the Indebtedness being refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Stock, provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to or owned by a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of us.

“Restricted Subsidiary” means a Subsidiary which, as of the date of determination, is not an Unrestricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Subsidiary” means, with respect to any specified Person:

•	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

•	any partnership the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee of the notes by each of the Guarantors pursuant to the Indenture and any additional guarantee of the notes to be executed by any of our Subsidiaries pursuant to the covenant described above under the caption “— Certain Covenants — Additional Subsidiary Guarantees”.

“Treasury Rate” means, with respect to any redemption date in respect of the notes, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available on the second business day prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2011; provided, however, that if the period from the redemption date to December 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of ours that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that each of such Subsidiary and its Subsidiaries at the time of such designation and at all times thereafter:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under “— Certain Covenants — Limitation on Transactions with Affiliates;”

(3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of us and our Subsidiaries; and

(5) such designation and the Investment of us and our Restricted Subsidiaries in such Subsidiary complies with the covenant described under “— Certain Covenants — Limitation on Restricted Payments”.

Any such designation by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under “— Certain Covenants — Limitation on Restricted Payments”. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under “Certain Covenants — Limitation on Additional Indebtedness,” we shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(a) such Indebtedness is permitted under the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(b) no Default or Event of Default would be in existence following such designation.

Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if the Subsidiary at the time of such designation or at any time thereafter, directly or indirectly, holds Capital Stock or Indebtedness of, or owns or holds any Lien on any asset of, us or any Restricted Subsidiary.

“Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

•	The sum of the products obtained by multiplying:

•	the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

•	the number of years, calculated to the nearest one-twelfth, that will elapse between the date and the making of the payment, by

•	the then outstanding principal amount of the Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by us or by one or more Wholly Owned Restricted Subsidiaries. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

Registration Rights

We and the Guarantors entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we and the Guarantors agreed for the benefit of the holders of the old notes, that we would, at our cost and subject to certain exceptions, consummate the exchange offer described in this prospectus. For details regarding the exchange offer, please read “The Exchange Offer.”

Pursuant to the registration rights agreement with the initial purchasers, the Company and the Guarantors have agreed to:

(1) within 180 days after December 6, 2006, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange each of the old notes for the new notes having terms substantially identical in all material respects to the old notes (except that the new notes will not contain terms with respect to transfer restrictions);

(2) use our reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 270 days after December 6, 2006;

(3) promptly following the effectiveness of the Exchange Offer Registration Statement (the “Effectiveness Date”), offer the new notes in exchange for surrender of the old notes; and

(4) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the old notes.

Under the registration rights agreement, we are required to allow Participating Broker-Dealers and other Persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such new notes for 90 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

In the event that:

(1) applicable interpretations of the staff of the SEC do not permit us to effect the Registered Exchange Offer;

(2) for any other reason the Registered Exchange Offer is not consummated within 310 days after December 6, 2006;

(3) an initial purchaser notifies us following consummation of the Registered Exchange Offer that any of the old notes held by it are not eligible to be exchanged for new notes in the Registered Exchange Offer; or

(4) certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the new notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, we will, subject to certain exceptions:

(1) promptly file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the old notes or the new notes, as the case may be;

(2) (A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 270th day following December 6, 2006 and (B) in the case of clause (2), (3) or (4) above, use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 75th day after the date on which the Shelf Registration Statement is required to be filed; and

(3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the old notes covered by the Shelf Registration Statement are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof), (B) two years from the effective date of the Shelf Registration Statement and (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

We will pay additional cash interest on the applicable notes, subject to certain exceptions:

(1) if the Exchange Offer Registration Statement or, if obligated to file a Shelf Registration Statement under clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 270th day after December 6, 2006;

(2) if the Registered Exchange Offer is not consummated on or prior to the 40th day after the Exchange Offer Registration Statement is declared effective;

(3) if obligated to file the Shelf Registration Statement, we fail to file the Shelf Registration Statement with the SEC on or prior to the 30th day after the date (the “Shelf Filing Date”) on which the obligation to file a Shelf Registration Statement arises;

(4) if obligated to file a Shelf Registration Statement under clause 2(B) above, the Shelf Registration Statement is not declared effective by the SEC on or prior to the 75th day after the Shelf Filing Date; or

(5) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a “Registration Default”);

from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured.

The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.5% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes and the new notes.

All references in the Indenture and in this “Description of the New Notes,” in any context, to any interest or other amount payable on or with respect to the new notes shall be deemed to include any additional interest payable pursuant to the registration rights agreement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain federal income tax consequences relevant to the exchange of new notes for old notes, but does not purport to be a complete analysis for all potential tax effects. The summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Each holder is encouraged to consult, and depend on, his own tax advisor in analyzing the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any federal, state, local and foreign tax laws.

The exchange of new notes for old notes will not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 2007, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Complete Production Services, Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto.

The consolidated financial statements of Integrated Production Services, Inc. and subsidiaries as of December 31, 2004 and for the year then ended incorporated by reference in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report incorporated in this prospectus by reference.

Complete Production Services, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in the successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the inclusion of its audit report on the Company’s past financial statements incorporated in this prospectus by reference.

Until          , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Our certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all our current or former directors or officers. As permitted by the DGCL, our certificate of incorporation provides that we will indemnify our directors against liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with all of our directors and all of our executive officers (including each of our named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.

We have obtained director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

4.1		—	Indenture, dated December 6, 2006, among Complete Production Services, Inc., the Guarantors named therein and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Complete Production Services, Inc.’s Current Report on Form 8-K filed on December 12, 2006)
4.2		—	Registration Rights Agreement, dated December 6, 2006, among Complete Production Services, Inc., the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.1 to Complete Production Services, Inc.’s Current Report on Form 8-K filed on December 12, 2006)
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
5	.2*	—	Opinion of Holland & Hart LLP
12	.1*	—	Ratio of Earnings to Fixed Charges
23	.1*	—	Consent of Grant Thornton LLP
23	.2*	—	Consent of KPMG LLP
23	.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4*	—	Consent of Holland & Hart LLP (contained in Exhibit 5.2)
24	.1*	—	Powers of Attorney (included on the signature page of this Registration Statement)
25	.1*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture
99	.1*	—	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines)
99	.2*	—	Form of Notice of Guaranteed Delivery

*	Filed herewith.

Item 22.	Undertakings

Each undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

COMPLETE PRODUCTION SERVICES, INC.

By:	/s/ Joseph C. Winkler
Name: Joseph C. Winkler

Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Joseph C. Winkler and J. Michael Mayer, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Joseph C. Winkler Joseph C. Winkler	Chairman and Chief Executive Officer (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 31, 2007

/s/ Robert L. Weisgarber Robert L. Weisgarber	Vice President-Accounting and Controller (Principal Accounting Officer)	May 31, 2007

/s/ Robert Boswell Robert Boswell	Director	May 31, 2007

/s/ Harold G. Hamm Harold G. Hamm	Director	May 31, 2007

/s/ Michael McShane Michael McShane	Director	May 31, 2007

/s/ W. Matt Ralls W. Matt Ralls	Director	May 31, 2007

Signature	Position	Date

/s/ Andrew L. Waite Andrew L. Waite	Director	May 31, 2007

/s/ Marcus A. Watts Marcus A. Watts	Director	May 31 ,2007

/s/ R. Graham Whaling R. Graham Whaling	Director	May 31, 2007

/s/ James D. Woods James D. Woods	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

INTEGRATED PRODUCTION SERVICES, LLC

By:	/s/ Brian K. Moore
Name: Brian K. Moore

Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brian K. Moore Brian K. Moore	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ Kenneth L. Nibling Kenneth L. Nibling	Manager and Vice President	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Manager	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

COMPLETE ENERGY SERVICES, LLC

By:	/s/ Joseph C. Winkler
Name: Joseph C. Winkler

Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Joseph C. Winkler Joseph C. Winkler	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

CES HOLDINGS LLC

By:	/s/ J. Michael Mayer
Name: J. Michael Mayer
Title:  Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ J. Michael Mayer J. Michael Mayer	Vice President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ Iley Barton Iley Barton	Manager	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

BSI HOLDINGS MANAGEMENT, LLC

By:	/s/ Thomas Burke
Name: Thomas Burke
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Thomas Burke Thomas Burke	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Pennye Hott Pennye Hott	Vice President, Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Manager	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

BELL SUPPLY I, L.P.
BSI HOLDINGS, LP
PARCHMAN OPERATING CO., LP
PRICE PIPELINE CONSTRUCTION, LTD.
RED RIVER WELL SERVICE, LTD.
SHALE TANK TRUCK, LP

By: BSI HOLDINGS MANAGEMENT, LLC,
General Partner

By:	/s/ Thomas Burke
Name: Thomas Burke
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Thomas Burke Thomas Burke	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Pennye Hott Pennye Hott	Vice President, Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Manager	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

CES ROCKIES, INC.

By:	/s/ Lee Daniel, III
Name: Lee Daniel, III
Title:  President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Lee Daniel, III Lee Daniel, III	Director and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

A&W WATER SERVICES, INC.

By:	/s/ Gary Wright
Name: Gary Wright
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Gary Wright Gary Wright	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Laura Fritz Laura Fritz	Controller and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

/s/ Lee Daniel, III Lee Daniel, III	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

LEED TOOL CORPORATION

By:	/s/ David A. Henley
Name: David A. Henley
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ David A. Henley David A. Henley	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Iley Barton Iley Barton	Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

/s/ Lee Daniel, III Lee Daniel, III	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

MONUMENT WELL SERVICE CO.

By:	/s/ David W. Reed
Name: David W. Reed
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ David W. Reed David W. Reed	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Todd Pene Todd Pene	Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

/s/ Lee Daniel, III Lee Daniel, III	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

R&W RENTAL, INC.

By:	/s/ Brad Hayden
Name: Brad Hayden
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brad Hayden Brad Hayden	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Todd Pene Todd Pene	Controller and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

/s/ Lee Daniel, III Lee Daniel, III	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

HYLAND ENTERPRISES, INC.

By:	/s/ David Nightingale
Name: David Nightingale
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ David Nightingale David Nightingale	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Iley Barton Iley Barton	Vice President, Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Thomas Burke Thomas Burke	Director	May 31, 2007

/s/ Lee Daniel, III Lee Daniel, III	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

CES MID-CONTINENT HAMM, INC.
GUARD DRILLING MUD DISPOSAL, INC.
HAMM & PHILLIPS SERVICE COMPANY, INC.
HAMM MANAGEMENT CO.
OIL TOOL RENTALS, CO.
RIGMOVERS, CO.
STRIDE WELL SERVICE COMPANY, INC.

By:	/s/ Ron Boyd
Name: Ron Boyd
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Ron Boyd Ron Boyd	Director and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Nancy Allred Nancy Allred	Vice President of Accounting, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

GREASEWOOD, LLC
SWEETWATER PRODUCED WATER DISPOSAL, LLC

By:	/s/ David Nightingale
Name: David Nightingale
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or member of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ David Nightingale David Nightingale	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	May 31, 2007

/s/ Iley Barton Iley Barton	Vice President, Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

/s/ David Nightingale David Nightingale	President of Sole Member	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

ROUSTABOUT SPECIALTIES, INC.

By:	/s/ Larry W. Warnke
Name: Larry W. Warnke
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Larry W. Warnke Larry W. Warnke	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Todd Pene Todd Pene	Vice President, Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Vice President and Secretary	May 31, 2007

/s/ Thomas Burke Thomas Burke	Director	May 31, 2007

/s/ Lee Daniel, III Lee Daniel, III	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

I.E. MILLER SERVICES, LLC

By:	/s/ Joseph C. Winkler
Name: Joseph C. Winkler
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Joseph C. Winkler Joseph C. Winkler	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

I.E. MILLER SERVICES GP, L.L.C.
I.E. MILLER SERVICES LP, L.L.C.

By:	/s/ Sherry Flato
Name: Sherry Flato
Title:  President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Sherry Flato Sherry Flato	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

ADVANCED COILED TUBING, INC.
MGM WELL SERVICES, INC.
PUMPCO SERVICES, INC.
SCIENTIFIC MICROSYSTEMS, INC.
SERVICIOS HOLDINGS I, INC.
SERVICIOS HOLDINGS II, INC.

By:	/s/ Brian Moore
Name: Brian Moore
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brian Moore Brian Moore	Director and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

PUMPCO SERVICES GP, L.L.C.
PUMPCO SERVICES LP, L.L.C.
VALLEY C.T. MANAGEMENT, LC

By:	/s/ Brian Moore
Name: Brian Moore
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brian Moore Brian Moore	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

I.E. MILLER SERVICES, L.P.

By: I.E. MILLER SERVICES GP, L.L.C.,
General Partner

By:	/s/ Sherry Flato
Name: Sherry Flato
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Sherry Flato Sherry Flato	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

PARCHMAN ENERGY GROUP, LLC
PARCHMAN ENERGY MANAGEMENT GP, LLC
PARCHMAN ENERGY PARTNERSHIP LP, LLC

By:	/s/ Brian Moore
Name: Brian Moore
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or member of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brian Moore Brian Moore	President and Chief Executive Officer (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	President and Chief Executive Officer of Sole Member	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

THE ROSEL COMPANY

By:	/s/ Brian K. Moore
Name: Brian K. Moore
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brian K. Moore Brian K. Moore	Director and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

BIG MAC TRUCKING COMPANY, INC.

By:	/s/ Ron Boyd
Name: Ron Boyd
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Ron Boyd Ron Boyd	Director and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Nancy Allred Nancy Allred	Vice President of Accounting, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Vice President and Secretary	May 31, 2007

/s/ Thomas Burke Thomas Burke	Director	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

BIG MAC TANK TRUCKS, LLC
FUGO SERVICES, LLC

By:	/s/ Ron Boyd
Name: Ron Boyd
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or member of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Ron Boyd Ron Boyd	President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Vice President and Treasurer (Principal Financial Officer)	May 31, 2007

/s/ Nancy Allred Nancy Allred	Vice President of Accounting, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Vice President and Secretary	May 31, 2007

/s/ Ron Boyd Ron Boyd	President of Sole Member	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

LOYD JONES WELL SERVICE, LLC
T. & J. ENERGY, LLC
TURNER ENERGY SERVICES, LLC
TURNER ENERGY SWD, LLC

By:	/s/ Ron Boyd
Name: Ron Boyd
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or member of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Ron Boyd Ron Boyd	President (Principal Executive Officer)	May 31 , 2007

/s/ J. Michael Mayer J. Michael Mayer	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Vice President and Secretary	May 31, 2007

/s/ Ron Boyd Ron Boyd	President of Sole Member	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

PUMPCO ENERGY SERVICES, L.P.

By: PUMPCO SERVICES GP, L.L.C.,
General Partner

By:	/s/ Brian Moore
Name: Brian Moore
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Brian Moore Brian Moore	Manager and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Manager, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Manager, Vice President and Secretary	May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 31st day of May, 2007.

FEMCO SWD, INC.

By:	/s/ Ron Boyd
Name: Ron Boyd
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints J. Michael Mayer and James F. Maroney, III, and each of them, each of whom may act without the joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Ron Boyd Ron Boyd	Director and President (Principal Executive Officer)	May 31, 2007

/s/ J. Michael Mayer J. Michael Mayer	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2007

/s/ James F. Maroney, III James F. Maroney, III	Director, Vice President and Secretary	May 31, 2007

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 31, 2007

EXHIBIT INDEX

4.1		—	Indenture, dated December 6, 2006, among Complete Production Services, Inc., the Guarantors named therein and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Complete Production Services, Inc.’s Current Report on Form 8-K filed on December 12, 2006)
4.2		—	Registration Rights Agreement, dated December 6, 2006, among Complete Production Services, Inc., the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.1 to Complete Production Services, Inc.’s Current Report on Form 8-K filed on December 12, 2006)
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
5	.2*	—	Opinion of Holland & Hart L.L.P.
12	.1*	—	Ratio of Earnings to Fixed Charges
23	.1*	—	Consent of Grant Thornton LLP
23	.2*	—	Consent of KPMG LLP
23	.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4*	—	Consent of Holland & Hart LLP (contained in Exhibit 5.2)
24	.1*	—	Powers of Attorney (included on the signature page of this Registration Statement)
25	.1*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture
99	.1*	—	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines)
99	.2*	—	Form of Notice of Guaranteed Delivery

*	Filed herewith.